UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WisdomTree®

2022

Notice of Annual Meeting and Proxy Statement

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED MAY 27, 2022

WISDOMTREE INVESTMENTS, INC.  |  250 WEST 34th STREET, 3rd FLOOR  |  NEW YORK, NY 10119

[●], 2022

DEAR STOCKHOLDER:

We are pleased to invite you to the WisdomTree Investments, Inc. 2022 annual meeting of stockholders to be held on July 15, 2022 at 10:00 a.m., Eastern Time. As we have done for the past 8 years, the annual meeting will be conducted virtually over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/WETF22 and entering your 16-digit control number. A list of stockholders entitled to vote at the meeting will be available during the meeting on such website to stockholders who properly join the meeting.

Your vote is important, so whether or not you are planning to attend the meeting, we encourage you to vote your shares (i) over the Internet, (ii) by telephone, or (iii) by returning an executed proxy card in the mail.

We hope that you will join us at the annual meeting live webcast on July 15, 2022. I thank you for your commitment to WisdomTree and urge you to vote your shares.

Sincerely,

Jonathan Steinberg Chief Executive Officer

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

WISDOMTREE INVESTMENTS, INC.

Notice of 2022 Annual Meeting of Stockholders

We cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of WisdomTree Investments, Inc. (“WisdomTree”, the “Company”, “we” or “our”). Stockholders as of the record date for the Annual Meeting are entitled to vote on the items set forth below. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

See the “General Information for Stockholders About the Annual Meeting” section of the proxy statement on page 11 for information about voting and virtually attending the Annual Meeting.

DATE AND TIME: Friday, July 15, 2022 at 10:00 a.m., Eastern Time	VIRTUAL MEETING SITE: www.virtualshareholdermeeting.com/ WETF22	RECORD DATE: May 26, 2022	MAILING DATE: On or about [●], 2022

VOTING MATTERS AND BOARD RECOMMENDATIONS

At or before the Annual Meeting, we ask that you vote on the following items:

Proposal		Board Recommendation	Page Reference

1	Elect three Class II members of our Board of Directors	FOR	19

2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	33

3	Approve an amendment to Article IV of our Amended and Restated Certificate of Incorporation to increase our authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares	FOR	36

4	Vote on an advisory resolution to approve the compensation of our named executive officers	FOR	39

5	Approve our 2022 Equity Plan	FOR	60

6	Approve an amendment to Article V of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors	FOR	70

In addition, stockholders are asked to transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

HOW TO VOTE

You will need your 16-digit control number included in your proxy card or voter instruction form to vote in any of the following ways:

VOTE BY INTERNET www.proxyvote.com

VOTE BY QR CODE Scan the QR code on your computer or mobile phone, which will take you to www.proxyvote.com

VOTE BY PHONE Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada

VOTE BY MAIL Complete, sign, date and return your proxy card in the envelope provided

VOTE AT THE MEETING Attend our virtual Annual Meeting and click on the “Cast Your Vote” link

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting on a reasonably accessible electronic network for at least 10 days before the Annual Meeting or any adjournments or postponements thereof. Please e-mail Marci Frankenthaler, Secretary, at mfrankenthaler@wisdomtree.com if you wish to examine the stockholder list prior to the Annual Meeting. In addition, the list of stockholders will be available during the Annual Meeting on such website to stockholders who properly join the meeting.

By order of the Board of Directors,

Marci Frankenthaler, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

To Be Held on July 15, 2022.

We have elected to utilize the “full set delivery” option and are delivering paper copies to all stockholders entitled thereto of all proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, are available at:

http://ir.wisdomtree.com by following the link for “Financial Information.”

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Unless otherwise indicated, references to “the Company,” “we,” “us,” “our” and “WisdomTree” mean WisdomTree Investments, Inc. and its subsidiaries.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED MAY 27, 2022

WISDOMTREE INVESTMENTS, INC.  |  250 WEST 34th STREET, 3rd FLOOR  |  NEW YORK, NY 10119

Proxy Statement for the 2022 Annual Meeting of Stockholders

TO BE HELD ON JULY 15, 2022

Proxy Summary

This summary does not contain all the information that you should consider before voting. Please read this entire proxy statement carefully. For more information about our 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, a copy of which is available at http://ir.wisdomtree.com.

This proxy statement is dated [●], 2022. This proxy statement and our annual report are first being mailed on or about [●], 2022 to stockholders entitled to vote at the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: Friday, July 15, 2022 at 10:00 a.m., Eastern Time	VIRTUAL MEETING SITE: www.virtualshareholdermeeting.com/WETF22	RECORD DATE: May 26, 2022

VOTING MATTERS AND BOARD RECOMMENDATIONS

At or before the Annual Meeting, we ask that you vote on the following items:

Proposal		Board Recommendation	Page Reference

1	Elect three Class II members of our Board of Directors	FOR	19

2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	33

3	Approve an amendment to Article IV of our Amended and Restated Certificate of Incorporation to increase our authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares	FOR	36

4	Vote on an advisory resolution to approve the compensation of our named executive officers	FOR	39

5	Approve our 2022 Equity Plan	FOR	60

6	Approve an amendment to Article V of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors	FOR	70

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    1

Proxy Summary

HOW TO VOTE

You will need your 16-digit control number included in your proxy card or voter instruction form to vote in any of the following ways:

VOTE BY INTERNET www.proxyvote.com

VOTE BY QR CODE Scan the QR code on your computer or mobile phone, which will take you to www.proxyvote.com

VOTE BY PHONE Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada

VOTE BY MAIL Complete, sign, date and return your proxy card in the envelope provided

VOTE AT THE MEETING Attend our virtual Annual Meeting and click on the “Cast Your Vote” link

ABOUT OUR COMPANY

WisdomTree Investments, Inc. is an asset management company in the business of offering transparent financial exposures to our clients and is a leading global exchange traded product (“ETP”) sponsor based on assets under management (“AUM”). More recently, we have been positioning ourselves to expand beyond our existing ETP business by leveraging blockchain technology, digital assets and principles of decentralized finance (“DeFi”) to deliver transparency, choice and inclusivity to customers and consumers around the world.

CORPORATE PERFORMANCE HIGHLIGHTS

Strong Financial Performance

•

WisdomTree had a highly successful year in 2021 driven by smart investments in growth, increased efficiency and disciplined profit and loss (“P&L”) management. Our AUM as of December 31, 2021 was $77.5 billion, an all-time high. The last quarter of 2021 marked the fifth consecutive quarter of organic growth.

•

Our U.S. products have generated positive net inflows for the last six consecutive quarters ended December 31, 2021. In Europe, our Undertakings for Collective Investment in Transferable Securities (“UCITS”) business has grown at an annualized organic growth rate of 105%, has generated positive net inflows for the last seven consecutive quarters and had AUM of $3.7 billion as of December 31, 2021.

•

The breadth and depth of our flows and products is increasing and we generated $4.7 billion of net inflows in 2021, representing an annualized organic growth rate of 7%, and more than $4.5 billion in 2022 net inflows to date, bringing our total AUM to approximately $77 billion, even in the face of a volatile market environment.

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Proxy Summary

•	Revenues and operating income increased 22% and 62%, respectively, in 2021 as compared to 2020.

•	Our stock price increased by 45% in 2021, and has started 2022 outperforming our self-identified peer group.

Balance Sheet Management

•

Our balance sheet is strong, and we continue to return capital to our stockholders in the form of a quarterly cash dividend, which we have paid consecutively since 2014. Over the last two years, we have also repurchased 13.4 million shares of our common stock for an aggregate cost of $65.7 million.

•

In March 2022, our Board of Directors authorized the extension and increase of our stock repurchase program. Under the new authorization, we may purchase up to $100 million of shares of our common stock through April 27, 2025, including purchases to offset future equity grants made under our equity plans.

Environmental, Social and Governance (ESG) Leadership

•	Environmental, social and governance (“ESG”) investing is a significant part of our global approach and ties in with existing and planned corporate initiatives.

•

In the U.S., we offer three core integrated ESG exchange traded funds (“ETFs”) in addition to ESG-screened funds and model portfolios as well as a suite of ex-state owned funds, ranking us sixth in the U.S. by ESG AUM as of December 31, 2021.

Disciplined Risk Management

•

Our Board of Directors actively oversees the development of strategic objectives and receives updates on the implementation of strategic plans throughout the year at regularly scheduled Board meetings. The Board of Directors also reviews the risk assessment of the strategic plan.

•

In addition, we have established a Global Risk Committee, consisting of members of senior management, which oversees risks both inside and outside of the firm, including any heightened or changed risks as they relate to independent third-party service providers. The Global Risk Committee meets quarterly and reports to the Board of Directors at regularly scheduled Board meetings.

MISSION, VISION, VALUES

We strive to differentiate ourselves in the asset management industry through our sense of community and purpose integrated into our culture, where every employee has a voice. Guided by our mission, vision and values and a defined framework for growth, we believe we are well positioned for success.

Our mission is to deliver a better investment and financial experience through the quality of our products, solutions and engagement.

Our vision is to be the leader in the best structures and executions in financial services, including ETPs and digital assets and to be a profitable, growing and enduring financial services company.

Our values are grounded in

•

Excellence & Innovation – we relentlessly focus on improving our process, products and solutions to drive positive change in the business and continually advance our mission, and we “think big” and are not afraid to disrupt the status quo.

•

Transparency & Accountability – we learn from our mistakes and celebrate individual and group contributions to our achievements, and we always strive to do the right thing, without shortcuts or exceptions.

•	Fairness & Respect – we respect everyone’s personal sense of worth and value, and we strive to maintain a collaborative and empowering work environment.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    3

Proxy Summary

CORPORATE SOCIAL RESPONSIBILITY

Sustainability and responsibility are embedded throughout our business, which we believe benefits our investors, employees and stockholders. We have made a firm-wide commitment to incorporate social responsibility efforts through various initiatives, including becoming a signatory to the United Nations Principles for Responsible Investment and launching funds dedicated to ESG strategies. We are engaging in responsible investing, focused on diversity, equity and inclusion, working to enhance our employee experience through training and the provision of employee benefits, investing in our community through firmwide service projects, caring for our environment and continuously striving to improve corporate governance.

We have established a committee-based approach to driving ESG initiatives across our business with oversight from our Board of Directors, the Nominating and Governance Committee and our executive management team.

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Proxy Summary

Included below are highlights of our ESG programs and practices. Our Corporate Social Responsibility Report, or CSR Report, available on our investor relations website at http://ir.wisdomtree.com, provides additional details about these programs and policies and the ESG positioning of our firm as a whole.

Responsible Investing

•  Our U.S. ESG offering includes our ex-state-owned methodology as well as three core equity strategies, offering exposure to U.S., international and emerging markets equities. As of December 31, 2021, we were ranked sixth in the U.S. by ESG AUM.

•  In Europe, we offer a variety of products with ESG integration, including our Battery Solutions, European Union Bonds and EUR Aggregate Bond ESG Enhanced Yield UCITS products. We also apply ESG screens across all of our equity UCITS products.

•  In 2021, we launched ESG model portfolios, our first models with explicit and specific ESG objectives, and in 2022, we integrated ESG metrics into our Fund Comparison online tool to help investors compare the ESG attributes of various WisdomTree and third-party funds.

•  Starting in 2022, we are offering a Climate Impact and Investing Program in collaboration with Columbia University, a training and certification program built to equip both advisors and our employees with the education and tools needed to make sound decisions around climate, environmental risks and investing.

•  As of March 31, 2022, we offered 22 ETPs in Europe that are categorized as Article 8 products under the EU Sustainable Finance Disclosures Regulation (“SFDR”). Article 8 products promote, among other characteristics, environmental or social characteristics or a combination of those characteristics, provided that the companies in which the investments are made follow good governance practices.

Diversity, Equity and Inclusion

•  Our global DEI Council of senior leaders and employees represents our employee base and promotes a diverse and inclusive workplace culture.

•  Our Women’s Initiative Network, or WIN, is an employee-led network designed to provide opportunities and support from all genders for women at WisdomTree, career development and professional training opportunities, and female empowerment and leadership within the organization.

Enhancing Our Employee Experience

•  We offer our employees extensive health, wellness, career development and other benefits, including a monthly stipend to cover remote work-related business expenses, numerous wellness programs, an educational reimbursement program, and flexible paid time-off and sick leave policies.

•  Our annual “Team Alpha” Awards recognize employees who led significant successes while exhibiting extraordinary teamwork and demonstrating strong character.

•  In the U.S., we were named a 2021 Best Places to Work in Money Management by Pension & Investments for the second consecutive year and five years total, and were one of the top five firms within the category for managers with 100-499 employees. We were also named Best WorkPlace for medium-sized companies in the U.K. for a second consecutive year.

Investing in Our Community

•  We encourage employees to be active members of the community and to give back through a variety of programs, including paid time off to volunteer at a charitable organization of their choice.

•  We continue to support charitable causes through regular donations. During 2021, we also partnered with Good Today, a platform enabling our employees to allocate weekly WisdomTree-sponsored donations to organizations of their choice across a range of causes.

•  In our London office, we support a program that matches our employees with local charities and social enterprises to provide business guidance and support to become more efficient, effective and sustainable organizations.

Caring for Our Environment

•  Our entire global workforce has transitioned seamlessly to a “Remote First” policy where employees are encouraged to work from home on an ongoing basis. We believe that this reduction in our physical footprint will make us more efficient and sustainable over the long run.

•  Through carbon-offsetting, our European operations have been certified carbon neutral since 2019. Partnering with Carbon Footprint, we successfully calculated and offset our carbon emissions in Europe. We are engaging with a third-party consultant to expand this initiative on a global level.

Corporate Governance	• As described under “Board Governance Overview” below, our Board of Directors is committed to strong and effective governance and oversight through a number of policies, practices and procedures.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    5

Proxy Summary

BOARD OF DIRECTORS HIGHLIGHTS

Name	Age	Gender	Demographic Background	Independent	Director Since	Other Public Company Boards	Board Committees
							Audit	Compen- sation	Nominating & Governance	Operations & Strategy

Class II Nominees

Lynn S. Blake	57	Female	White	✓	2022			M		M

Susan Cosgrove	60	Female	White	✓	2019		M*		M

Win Neuger	72	Male	White	✓	2013			M	C

Continuing Directors

Anthony Bossone	51	Male	White	✓	2009		C*	M		M

Smita Conjeevaram	61	Female	Asian	✓	2021	McGrath RentCorp; SkyWest, Inc.; SS&C Technologies Holdings, Inc.	M*		M	C

Deborah A. Fuhr	63	Female	White	✓	2022				M	M

Harold Singleton III	60	Male	Black	✓	2022		M*

Frank Salerno	62	Male	White	✓	2005			C

Jonathan Steinberg	57	Male	White		1988
*	Financial Expert M = member; C = chair

Gender	Demographic Background	Tenure	Independence

The following Board Diversity Matrix presents our Board of Directors’ diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

BOARD DIVERSITY MATRIX (As of May 27, 2022)

Total Number of Directors	9

Part I: Gender Identity	Female	Male	Non-Binary	Decline to Disclose

Number of Directors based on gender identity	4	5	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	1	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	3	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

6    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Proxy Summary

DIRECTOR QUALIFICATIONS AND EXPERIENCE

The following table provides an overview of our directors’ specific skills, experiences and areas of knowledge that allow the Board of Directors to effectively serve and represent the interests of our stockholders, customers and employees. In addition, directors gain substantial experience through serving on our Board of Directors, which involves significant exposure to the complex regulations and changing landscape of the financial services industry.

Skills and Experience	Blake	Bossone	Conjeevaram	Cosgrove	Fuhr	Neuger	Salerno	Singleton	Steinberg

Accounting/Financial Reporting		⚫	⚫	⚫		⚫	⚫	⚫

Corporate Governance	⚫		⚫			⚫			⚫

Global Business				⚫	⚫	⚫		⚫	⚫

Legal and Regulatory				⚫

Financial Services/Asset Management	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫

Executive Leadership	⚫	⚫	⚫	⚫		⚫	⚫	⚫	⚫

Other Public Company Experience			⚫		⚫		⚫

Risk Management		⚫		⚫

ETF		⚫			⚫	⚫	⚫		⚫

BOARD GOVERNANCE OVERVIEW

Our Board of Directors is committed to strong and effective governance and oversight. Annually, the Board reviews and enhances, as necessary, its practices for Board independence, accountability and effectiveness. Below are some highlights of our Board governance program.

Board Independence

Separation of Roles	The roles of Chair of the Board and Chief Executive Officer are completely separate.

Substantial Majority of Independent Directors	All directors are considered independent under applicable standards except Jonathan Steinberg, our CEO.

Independent Director-Led Committees	All Board committees are comprised entirely of independent directors.

Executive Sessions	Independent directors regularly meet in executive session without management throughout the year.

Board Accountability

Attendance	The Board and its committees had a 94% aggregate attendance rate in 2021.

Majority Voting Standards	We utilize majority voting requirements for uncontested director elections.

Oversight of Strategy	The Board oversees the development of strategic objectives and receives updates on the implementation of strategic plans throughout the year at regularly scheduled Board meetings. The Board also reviews the risk assessment of the strategic plan.

Oversight of ESG Matters	The Nominating and Governance Committee reviews and provides oversight of our strategy, initiatives and policies concerning corporate social responsibility, including ESG matters, and makes recommendations to the Board regarding our ESG initiatives.

Stock Ownership Guidelines	Our non-employee directors and executive officers are subject to stock ownership guidelines.

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Proxy Summary

Prohibition of Pledging, Hedging, Short Sales and Derivative Transactions	Our Insider Trading Policy prohibits pledging, hedging, short sales and derivative transactions in our securities by directors, officers and employees.

Oversight of Executive Management Succession Planning	The Board engages in annual executive management succession planning reviews, as well as regular succession planning discussions at the Compensation Committee level.

Board Effectiveness

Robust Self-Assessments	The Board and each committee completes written self-assessments. Management implements action plans based on directors’ feedback and reports to the Board on the implementation of those plans to ensure continuous improvement.

Director Education Program	To enhance directors’ knowledge on topics relevant to oversight of the Company, Board members participate in educational programs, including through a membership we procure for each director with the National Association of Corporate Directors.

Broad Director Onboarding Program	Our comprehensive onboarding program seeks to quickly integrate new directors in our business and culture and features one-on-one sessions with senior executives and functional area representatives, and training on company policies and industry trends.

Board Succession Planning	The Board, and its relevant committees, regularly discuss director succession planning, focusing on business needs, industry trends, diverse perspectives and stockholder expectations.

Over-boarding Restrictions	To maintain Board effectiveness, ensure that directors have sufficient time to devote to their duties, and align with stockholder expectations, directors may serve on up to five total public company boards and directors who serve as our CEO or an executive officer may serve on a total of two public company boards.

Strong Corporate Governance Guidelines	Our Corporate Governance Guidelines and Board Committee Charters are clear and robust, and are reviewed annually to maintain strong and sound governance practices.

EXECUTIVE COMPENSATION

2021 Highlights

In 2021, we made the following refinements to our executive compensation program:

•	significantly reduced the overall level of discretion exercised by the Compensation Committee in relation to the payout resulting from our executive incentive compensation program;

•	aligned our CEO’s incentive compensation with the overall funding level of the executive incentive compensation pool; and

•	provided additional transparency pertaining to:

•	incentive compensation targets for each named executive officer (“NEO”);

•	performance weightings for all quantitative metrics; and

•	long-term incentive mix for equity granted in 2022.

Impact of Total Shareholder Return on NEO Compensation

A significant portion of our executive compensation program is linked to shareholder return, as follows:

•

relative total shareholder return, or TSR, is a performance metric included in our performance-based incentive compensation program for our NEOs. As described in the Compensation Discussion and Analysis section of this proxy statement in the subsection titled “2021 Incentive Compensation Program and Results,” the 2021 funded payout percentage for this performance metric was 50% of target;

•

long-term incentive compensation is granted entirely in the form of equity, which value is explicitly linked to TSR, and is comprised of both restricted stock awards and relative TSR-based performance-based restricted stock units, or PRSUs;

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Proxy Summary

•

PRSUs granted for 2021 performance in January 2022 to our CEO and COO represent 50% of each of their respective long-term equity awards granted. PRSUs granted to our other NEOs represent 25% of each of their respective long-term equity awards granted; and

•	the payout on PRSUs granted in January 2019 and vesting in January 2022 was zero.

Changes to be effective in 2022

We made the following enhancements to our incentive compensation program that will take effect prospectively beginning in 2022:

•

greater weight has been ascribed to quantitative performance metrics such that the achievement of quantitative metrics will determine 75% of the executive incentive compensation pool and the remaining 25% will be determined by the Compensation Committee based on qualitative results, representing a shift from the prior 50%-50% quantitative-qualitative mix;

•

all NEOs will receive a greater percentage of incentive compensation in the form of equity, including an anticipated equity payout of 60% for our CEO compared to 52% in 2021, of which 50% will consist of PRSUs and 50% will consist of time-based restricted stock awards;

•

the Compensation Committee adopted a compensation clawback policy, pursuant to which we may recoup all or a portion of the value of any cash or equity incentive compensation provided to any current or former executive officer and certain other employees in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement under the securities laws; and

•

our Board of Directors has adopted a new 2022 Equity Plan, which provides, among other things, that dividends on unvested time-based equity awards granted under the 2022 Equity Plan will not be paid when declared as is the case under the 2016 Equity Plan, but instead will accrue and not be paid unless and until the award vests. As a result, no dividends will be paid with respect to unvested awards under the 2022 Equity Plan. As described in Proposal 5 in this proxy statement, we are seeking stockholder approval of the 2022 Equity Plan at this Annual Meeting.

2021 Total Compensation Pay Mix

The following charts reflect the elements of 2021 total compensation for (i) our CEO and (ii) our other NEOs who were serving in their respective positions as of December 31, 2021 as a percentage of their total compensation. Incentive compensation paid to our CEO is most heavily weighted toward long-term equity incentives, followed by our COO, and then our other NEOs. Long-term equity awards consist of restricted stock awards and PRSUs. PRSUs granted to our CEO and COO represent 50% of the long-term equity awards granted. PRSUs granted to our other NEOs represent 25% of the long-term equity awards granted.

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Proxy Summary

Our compensation program incorporates best practices, including the following:

What We Do	What We Don’t Do

✓  Annual say-on-pay advisory vote

✓  Pay for performance compensation philosophy

✓  Robust stock ownership guidelines

✓  Clawback policy applicable to cash and equity incentive compensation

✓  Independent Compensation Consultant

✓  Entirely independent Compensation Committee

✓  Annual compensation risk assessment

×   Beginning with awards granted in 2022, no dividends will be paid with respect to unvested awards under the new 2022 Equity Plan

×   No pledging, hedging, short sales or derivative transactions

×   No excessive perks

×   No excessive risk taking

×   No excise tax gross-ups

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General Information for Stockholders About the Annual Meeting

WHO IS SOLICITING MY VOTE?

The Board of Directors of WisdomTree Investments, Inc. is soliciting your vote for the 2022 Annual Meeting of Stockholders (“Annual Meeting”).

HOW DO I ATTEND THE ANNUAL MEETING, AND MAY I ASK QUESTIONS?

The Annual Meeting will be conducted virtually over the Internet. Please go to www.virtualshareholdermeeting.com/WETF22 for instructions on how to attend and participate. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the record date of the Annual Meeting may submit questions while attending the Annual Meeting over the Internet by using the 16-digit control number included in the proxy card or voting instructions that accompanied these proxy materials, may vote their shares, and will have access to the list of stockholders entitled to vote at the meeting.

In order to encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:

•

provide stockholders attending the Annual Meeting with the ability to submit appropriate questions relating to an agenda item on which stockholders are entitled to vote during the Annual Meeting through the Annual Meeting website when such item is being considered;

•

provide management with the ability to answer as many questions submitted during the Annual Meeting in accordance with the meeting rules of conduct as possible in the time allotted for the Annual Meeting without discrimination;

•	address technical and logistical issues related to accessing the virtual meeting platform;

•	provide procedures for accessing technical support to assist in the event of any difficulties accessing the Annual Meeting; and

•	to the extent time permits, management may conduct an informal online question and answer session.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

146,519,365 shares of our common stock were outstanding and entitled to be voted on May 26, 2022, the record date for determining stockholders eligible to vote. Each share of common stock is entitled to one vote on each matter.

WHAT AM I VOTING ON?

There are six matters scheduled for a vote:

•	Proposal 1: Election of three Class II members of our Board of Directors (the “Director Election Proposal”);

•

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Ratification Proposal”);

•

Proposal 3: Approval of an amendment to Article IV of our Amended and Restated Certificate of Incorporation to increase our authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 to 402,000,000 (the “Authorized Shares Amendment Proposal”);

•	Proposal 4: Vote on an advisory resolution to approve the compensation of our named executive officers (the “Executive Compensation Proposal”);

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General Information for Stockholders About the Annual Meeting

•	Proposal 5: Approval of our 2022 Equity Plan (the “Equity Plan Proposal”); and

•	Proposal 6: Approval of an amendment to Article V of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors (the “Declassification Amendment Proposal”).

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

Director Election Proposal. Under our bylaws, directors must be elected by the affirmative vote of a majority of votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect on the election of the nominees. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the stockholder vote, the Nominating and Governance Committee would then be required to make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board of Directors would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast.

Auditor Ratification Proposal. The affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

Authorized Shares Amendment Proposal. The affirmative vote of a majority of shares of common stock outstanding and entitled to vote is necessary for the approval of the Authorized Shares Amendment Proposal to increase our authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares. Abstentions and broker non-votes will have the effect of a vote “against” this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

Executive Compensation Proposal. The affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal.

Equity Plan Proposal. The affirmative vote of a majority of votes cast is necessary for the approval of the 2022 Equity Plan. Abstentions and broker non-votes will have no effect on this proposal.

Declassification Amendment Proposal. The affirmative vote of holders of at least 75% of shares of common stock outstanding and entitled to vote is necessary for the approval of the Declassification Amendment Proposal. Abstentions and broker non-votes will have the same effect as votes cast “against” this proposal.

WHAT ARE “BROKER NON-VOTES”?

If you are a beneficial owner whose shares of record are held by a bank, broker or other nominee (sometimes called “street name” or “nominee name”), you may instruct your bank, broker or other nominee how to vote your shares. If you do not give instructions to your bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, banks, brokers or other nominees have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters.

Because several of the proposals being voted on at this Annual Meeting are non-routine, if you hold your shares in the name of your bank, broker or other nominee and you do not provide your bank, broker or other nominee with specific instructions regarding how to vote on a non-routine proposal to be voted on at the Annual Meeting, your bank, broker or other nominee will not be permitted to vote your shares on that proposal and your shares with respect to that proposal will be deemed a broker non-vote. Because brokers have discretionary authority on at least one proposal at the meeting, broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting.

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General Information for Stockholders About the Annual Meeting

HOW IS A QUORUM REACHED?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy card or voting instruction form or attend the Annual Meeting will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?

Stockholder of record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record,” or record holder, with respect to those shares, and we sent the proxy materials directly to you.

Beneficial owner of shares held in street name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, or nominee how to vote your shares.

HOW DO I VOTE?

For each proposal, you may either vote “For” or “Against” or abstain from voting.

The Board of Directors recommends that you vote:

•	“FOR” each of the director nominees to be elected to the Board named in the Director Election Proposal;

•	“FOR” the Auditor Ratification Proposal;

•	“FOR” the Authorized Shares Amendment Proposal;

•	“FOR” the Executive Compensation Proposal;

•	“FOR” the Equity Plan Proposal; and

•	“FOR” the Declassification Amendment Proposal.

Votes cast by proxy or during the Annual Meeting will be counted by the person(s) we appoint to act as inspector of election for the meeting. The inspector of election will count all votes “for” and “against,” as well as abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by virtually attending the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using the enclosed proxy card. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote during the Annual Meeting even if you have already voted by proxy.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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General Information for Stockholders About the Annual Meeting

•

To vote over the telephone or the Internet, simply follow the instructions and use the control number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 14, 2022 to be counted.

•	If you virtually attend the Annual Meeting, you can also vote during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, these proxy materials along with a voting instruction form are being provided by that organization rather than the Company. Simply follow the instructions and mail the voting instruction form or vote by Internet or telephone to ensure that your vote is counted. To vote by virtually attending the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy. Because several of the proposals at the Annual Meeting are considered “non-routine,” your bank, broker or other nominee does not have the authority to vote on those proposals at the Annual Meeting if you do not provide voting instructions with respect to such proposals.

WHAT HAPPENS IF I DO NOT VOTE?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or by virtually attending the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Because several of the proposals at the Annual Meeting are considered “non-routine,” your bank, broker or other nominee does not have the authority to vote on those proposals at the Annual Meeting if you do not provide voting instructions with respect to such proposals.

WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“FOR” each of the director nominees to be elected to the Board named in the Director Election Proposal;

•	“FOR” the Auditor Ratification Proposal;

•	“FOR” the Authorized Shares Amendment Proposal;

•	“FOR” the Executive Compensation Proposal;

•	“FOR” the Equity Plan Proposal; and

•	“FOR” the Declassification Amendment Proposal.

WHO PAYS FOR THE COST OF SOLICITING PROXIES?

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders by or on

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General Information for Stockholders About the Annual Meeting

behalf of the Company, will be borne by the Company. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, banks, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our 2021 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2021, to beneficial owners. In addition, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

We have engaged the proxy solicitation firm of Innisfree M&A Incorporated to solicit proxies from stockholders in connection with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee not to exceed $25,000 plus costs and expenses. In addition, Innisfree M&A Incorporated and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary, Marci Frankenthaler, at WisdomTree Investments, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119.

•	You may virtually attend the Annual Meeting and vote. Virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxies will have discretionary authority to vote the shares represented by such proxies in their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHAT HAPPENS IF THE ANNUAL MEETING IS POSTPONED OR ADJOURNED?

Your proxy may be voted at the postponed or adjourned meeting. You will be able to change your proxy until it is voted.

WILL THE ANNUAL MEETING BE WEBCAST?

Yes. The Annual Meeting will be completely virtual and will be webcast live at www.virtualshareholdermeeting.com/WETF22.

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General Information for Stockholders About the Annual Meeting

WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials

Stockholders who wish to present proposals for inclusion in our proxy materials for our 2023 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. Our Secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2023 annual meeting of stockholders made under Rule 14a-8 by [●], 2023.

Requirements for stockholder proposals and director nominations to be brought before an annual meeting

It is the policy of our Nominating and Governance Committee to consider nominations for candidates to our Board of Directors that are properly submitted by our stockholders in accordance with our by-laws. Under our current by-laws, proposals of business other than those to be included in our proxy materials following the procedures described in Rule 14a-8 and nominations for directors may be made by any stockholder who was a stockholder of record at the time of the giving of notice provided for in our by-laws, who is entitled to vote at the meeting, who is present in person or by proxy at the meeting and who complies with the notice procedures set forth in our by-laws (i.e., notice must be timely given and contain the information required by the by-laws). To be timely, a notice with respect to the 2023 annual meeting of stockholders must be delivered to our Secretary no earlier than March 17, 2023 and no later than April 16, 2023, unless the date of the 2023 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, in which event the by-laws provide different notice requirements. Any proposal of business or nomination should be mailed to Marci Frankenthaler, Secretary, WisdomTree Investments, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119.

Recommendation of Director Candidates by Stockholders

The Nominating and Governance Committee will evaluate candidates for the position of director recommended by stockholders in the same manner as candidates from other sources and will determine whether to interview any candidates or seek any additional information.

WHO SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (877) 687-1865.

HOW CAN I OBTAIN ELECTRONIC ACCESS TO THE PROXY MATERIALS?

Our proxy materials are available on our investor relations website at http://ir.wisdomtree.com by following the link for “Financial Information.”

WHAT ARE THE TERMS OF THE COOPERATION AGREEMENT WITH THE INVESTOR GROUP?

On May 25, 2022, we entered into an agreement (the “Cooperation Agreement”) with ETFS Capital Limited and Graham Tuckwell (together with ETFS Capital Limited, “ETFS”), and Lion Point Capital, LP, Lion Point Capital Holdings GP, LLC

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General Information for Stockholders About the Annual Meeting

and Didric Cederholm (together with Lion Point Capital, LP and Lion Point Capital Holdings GP, LLC, “Lion Point” and, together with ETFS, the “Investor Group”) in connection with the Investor Group’s notice of intention to nominate certain individuals for election as directors at the Annual Meeting. Pursuant to the Cooperation Agreement, we agreed to increase the size of the Board of Directors by two directors to a total of nine directors and appoint Lynn S. Blake and Deborah A. Fuhr (together, the “New Directors”) as independent members of the Board of Directors, effective on May 25, 2022. Ms. Blake serves as a Class II director with a term expiring at the Annual Meeting and Ms. Fuhr serves as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders. We agreed to nominate Ms. Blake for election at the Annual Meeting.

We also agreed to propose an amendment to the Amended and Restated Certificate of Incorporation at the Annual Meeting to declassify the Board of Directors and provide for the annual election of directors starting at the Annual Meeting and to recommend that our stockholders vote in favor of the Declassification Amendment Proposal. If stockholder approval of the Declassification Amendment Proposal is obtained, the Board will begin the declassification process at the Annual Meeting and the Board will be declassified fully starting at the 2024 annual meeting of stockholders.

The Investor Group has agreed to certain customary standstill provisions and other covenants, including, among others, withdrawing their proposed director candidates for election at the Annual Meeting and to vote in favor of our proposed slate of directors at the Annual Meeting. The terms of the Cooperation Agreement are more fully described in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2022 and the Cooperation Agreement is filed as Exhibit 10.1 to such Form 8-K.

POLICIES ON REPORTING CONCERNS ABOUT ACCOUNTING AND OTHER MATTERS AND COMMUNICATING WITH NON-EMPLOYEE DIRECTORS

Our Board of Directors and Audit Committee have adopted policies on reporting concerns regarding accounting and other matters and on communicating with the non-employee directors. Any person, including any employee, who has a concern about the conduct of WisdomTree or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to Anthony Bossone, the Audit Committee chair, who is the designated contact for these purposes. Contact may be made by writing to him, care of the Audit Committee, at our offices at 250 West 34th Street, 3rd Floor, New York, NY 10119, or by email at auditcommittee@wisdomtree.com. Any interested party, including any employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-employee directors, or with our non-employee directors as a group, may contact Frank Salerno, Chair of the Board of Directors, by writing to him, care of the Chair of the Board, at our offices using the above address, or by email at WTIchairman@wisdomtree.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available on the SEC’s website at http://www.sec.gov. You may also read and find a copy of any document we file with the SEC on our investor relations website at http://ir.wisdomtree.com by following the link for “Financial Information.”

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of ours under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report,” to the extent permitted by the rules of the SEC, and “Compensation Committee Report” will not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

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General Information for Stockholders About the Annual Meeting

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

In accordance with a notice sent to certain of our stockholders who share a single address, only one copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 is being sent to that address unless we have received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs and help conserve our natural resources. However, any stockholder residing at such an address who wishes to receive a separate copy of this proxy statement or our Annual Report may send a request in writing to WisdomTree Investments, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119, Attention: Marci Frankenthaler, Secretary, or by email to mfrankenthaler@wisdomtree.com, and we will deliver those documents promptly upon receiving the request. Any such stockholder also may contact our Secretary to receive separate proxy statements, annual reports or Notices of Internet Availability of Proxy Materials, as applicable, in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

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Proposal 1

Election of Directors

Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our Board of Directors. Pursuant to our by-laws, the Board of Directors has fixed the number of directors at nine. In accordance with Delaware law and our certificate of incorporation and by-laws, our Board of Directors is divided into three staggered classes, with the directors in one class being elected each year for a three-year term. The Class II directors are up for election at the Annual Meeting.

The Nominating and Governance Committee recommended, and the Board of Directors nominated, three directors, Lynn S. Blake, Susan Cosgrove and Win Neuger, to stand for election as Class II directors at the Annual Meeting. Each of these nominees will stand for a three-year term until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, unless the Declassification Amendment Proposal is approved, in which case, we will promptly file the certificate of amendment to our certificate of incorporation attached hereto as Appendix A during the Annual Meeting and they will stand for a one-year term until the 2023 annual meeting of stockholders.

The nominees recommended by the Board have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by our stockholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

CLASS II DIRECTOR NOMINEES

Lynn S. Blake

Lynn S. Blake has served as an independent consultant since October 2021. Previously, Ms. Blake served in various positions at State Street Global Advisors, Inc. (“SSGA”), the investment management division of State Street Corporation (NYSE: STT), a financial services company, including as Executive Vice President and Chief Investment Officer of Equity Indexing, Smart Beta and Environmental, Social, and Governance strategies, overseeing SSGA’s ESG data, research and asset stewardship activities, from January 2011 to September 2021, Head of Non-US Equity Indexing, from 1999 to 2010, and Senior Portfolio Manager, from 1990 to 1999. Ms. Blake served on the board of directors of SSGA Trust Company, the governing board for SSGA Institutional Products and SPDR SPY and DIA ETFs, from January 2018 to September 2021, and at times, served as a member of SSGA’s Global Fiduciary and Conduct Committee, Investment Committee, Executive Management Group, and the State Street Conduct Risk Committee. Additionally, Ms. Blake has served on the advisory boards of The Posse Foundation, a college access and youth leadership development program, since 2016 and the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School, a premier research institution, from September 2020 to October 2021. Ms. Blake was also a member of the Investor Advisory Group of the Sustainability Accounting Standards Board, a nonprofit organization which connects businesses and investors on the financial impacts of sustainability, from 2016 to September 2021. Ms. Blake is a Chartered Financial Analyst. She received a B.S. from Boston College and an M.B.A. in Finance from the D’Amore-McKim School of Business at Northeastern University.

Qualifications

We believe that Ms. Blake’s qualifications to serve on the Board of Directors include her expertise in investment management, including her experience with ESG investment strategies, and her many years of experience in leadership positions in the asset management industry.

Age 57	Director since May 2022
Committees • Compensation • Operations and Strategy

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Proposal 1

Susan Cosgrove

Susan Cosgrove is Managing Director and Chief Financial Officer of The Depository Trust & Clearing Corporation (“DTCC”), the premier post-trade market infrastructure for the global financial services industry. She was appointed Chief Financial Officer in August 2013 and is responsible for leading the firm’s global finance and treasury teams and overseeing the company’s financial processes and liquidity and capital position. From 2011 to 2013, she served as Managing Director and General Manager of Settlement and Asset Services of DTCC, overseeing all depository businesses, and from 1999 to 2011, was the General Manager for DTCC’s Equity and Fixed Income Clearing Services. Ms. Cosgrove is a member of DTCC’s Management Committee and Management Risk Committee, and she co-chairs the firm’s Investment and Operating Committee. She is also Chair of the Board of Directors of DerivSERV LLC, a subsidiary of DTCC. In February 2021, Ms. Cosgrove joined the Board of Directors of Ultimus Fund Solutions, an independent provider of full-service fund administration, accounting and investor solutions. Until January 2022, she served as Vice Chair of the Board of Pencil Inc., a not-for-profit organization leading collaboration between business and public education communities. Prior to joining DTCC in 1999, she was a Senior Vice President at Lehman Brothers in charge of Audit and Compliance for the company’s Americas division. Before Lehman, she worked at Maxcor Financial Group for 10 years as Chief Financial Officer and Head of Compliance. She began her career as a Senior Auditor for PricewaterhouseCoopers in their Financial Services Group. Ms. Cosgrove received her B.B.A. in Accounting from Baruch College.

Qualifications

We believe Ms. Cosgrove’s qualifications to serve on the Board of Directors include her financial, accounting and compliance expertise, and many years of experience in leadership positions in the financial services industry.

Age 60	Director since April 2019
Committees • Audit • Nominating and Governance

Win Neuger

Win Neuger is an independent investor and consultant. From July 2014 until June 2015, he served as Chairman of EcoAlpha Asset Management LLC, a private investment management company focused on investing in companies providing solutions to the global problems of burdened resources. From March 2012 until January 2013, he served as Vice Chairman of the Board of Directors of PineBridge Investments, an independent asset manager offering investment opportunities in emerging and developed markets, and from March 2010 to March 2012, he served as its Chief Executive Officer and Chair of the Executive Committee. From January 2009 to March 2010, Mr. Neuger served as Executive Vice President of American International Group (“AIG”), an international insurance organization serving commercial, institutional and individual customers, as well as Chairman and Chief Executive Officer of AIG Investments, AIG’s asset management company. Prior to January 2009, in addition to these positions, he also served as Chief Investment Officer of AIG. Prior to AIG, Mr. Neuger served as both Managing Director, Fixed Income and, subsequently, as Managing Director, Global Equities at Bankers Trust Company. Before Bankers Trust, he was Chief Investment Officer at Western Asset Management. He also served as Head of Fixed Income at Northwestern National Bank. Mr. Neuger previously served on our Board of Directors from January 2007 to December 2009. He currently serves as Chairman of the Board of Neuger Communications Group, a private strategic marketing communications and public relations firm. Mr. Neuger received his A.B. from Dartmouth College and an M.B.A. from the Amos Tuck Graduate School of Business.

Qualifications

We believe that Mr. Neuger’s qualifications to serve on the Board of Directors include his prior service on our Board and familiarity with our business model and his years of experience in senior management positions in the asset management industry.

Age 72	Director since July 2013
Committees • Compensation • Nominating and Governance (Chair)

REQUIRED VOTE

The directors must be elected by the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE-MENTIONED NOMINEES

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

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Proposal 1

CONTINUING DIRECTORS

Class III Directors Whose Terms Expire in 2023

Deborah A. Fuhr

Deborah A. Fuhr is the Managing Partner and Founder of ETFGI LLP, an independent research, event, and consultancy firm covering the global ETFs and ETPs industry, launched in London in 2012. Ms. Fuhr has also served as the Co-Founder, Editorial Director, Producer and Presenter at ETF TV since June 2019. In addition, Ms. Fuhr has served on the FTSE Russell Industry Classification Advisory Committee, an advisory committee to the FTSE Russell Governance Board, since 2011. She also served as the Co-Founder of ETFs Global Markets Roundtable from April 2017 to August 2019. From July 2017 to May 2019, Ms. Fuhr served as Vice-Chair of the Nasdaq Listing and Hearing Review Council, an independent advisory committee to the Nasdaq board of directors, and was a member of the Council from April 2014 to July 2017. Previously, Ms. Fuhr served as Global Head of ETF research and implementation strategy and as a Managing Director at BlackRock, Inc. (NYSE: BLK) from 2008 to 2011. Earlier in her career, Ms. Fuhr served as a Managing Director and Head of the Investment Strategy team at Morgan Stanley (NYSE: MS) in London, and as an Associate at Greenwich Associates LLC. Ms. Fuhr served as a director of LGBTQ Loyalty Holdings, Inc. (OTCMKTS: LFAP), the first LGBTQ Loyalty Preference Index ETF, from December 2021 to April 2022, and as an independent trustee of each of Renaissance Capital Greenwich Funds, an ETF series, since July 2021, and SYNTAX ETF TRUST, an ETF series, since March 2018. She also has served as a board member and Vice President for Women in ETFs, the first women’s group for the ETF industry, since she helped found the non-profit organization in 2014. She is a board member and Co-President for Women in ETFs EMEA. She has won numerous awards in the financial industry, including the ETF.com 2018 Lifetime Achievement Award, 100 Women in Finance’s 2017 European Industry Leadership Award, “100 Most Influential Women in Finance” by Financial News over several years, most recently in 2016, and the 2014 William F. Sharpe Lifetime Achievement Award for outstanding and lasting contributions to the field of index investing, among others. Ms. Fuhr received her B.S. from the University of Connecticut and an M.B.A. from the Kellogg School of Management at Northwestern University.

Qualifications

We believe Ms. Fuhr’s qualifications to serve on the Board of Directors include her global ETF, investment and fund management markets experience, and her experience consulting in the ETF sector.

Age 63	Director since May 2022
Committees • Nominating and Governance • Operations and Strategy

Frank Salerno

Frank Salerno has served as our non-executive Chair of the Board since October 2019 and served as our Lead Independent Director from July 2005 until October 2019. He was Managing Director and Chief Operating Officer of Merrill Lynch Investment Advisors – Americas Institutional Division, an investment advisory company, from July 1999 until his retirement in February 2004. Before joining Merrill Lynch, Mr. Salerno spent 18 years with Bankers Trust Company in various positions. In 1990, he assumed responsibility for Bankers Trust’s domestic index management business and in 1995 he became Chief Investment Officer for its Structured Investment Management Group. Mr. Salerno received a B.S. in Economics from Syracuse University and an M.B.A. in Finance from New York University. Mr. Salerno served as a director and member of the audit committee and conflicts committee of K-Sea Transportation Partners, L.P., formerly an NYSE-listed company, from 2004 until its acquisition in 2011.

Qualifications

We believe Mr. Salerno’s qualifications to serve on the Board of Directors include his extensive years in senior management positions at large asset management firms as well as his service on the board of directors of another public company. The Board also benefits from his strategic insights on the asset management industry.

Age 62	Director since July 2005
Chair of the Board Committees • Compensation (Chair)

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Proposal 1

Jonathan Steinberg

Jonathan Steinberg founded WisdomTree and has served as Chief Executive Officer since October 1988 and as President from August 2012 to September 2019. He has been a member of the Board of Directors since October 1988, serving as Chair of the Board of Directors from October 1988 to November 2004. He also served as Editor-in-Chief of Individual Investor and Ticker, two magazines formerly published by the Company. Mr. Steinberg is responsible for the creation and development of our proprietary index methodology. Prior to founding WisdomTree, Mr. Steinberg was employed as an analyst in the Mergers and Acquisitions Department of Bear, Stearns & Co. Inc., an investment banking firm, from 1986 to 1988. Mr. Steinberg is the author of Midas Investing, published by Times Books, a division of Random House, Inc., in 1996. In connection with our strategic investment in December 2019 in Securrency, Inc., a technology company focused on blockchain-based financial services infrastructure, Mr. Steinberg joined Securrency’s Board of Directors. He attended The Wharton School of Business at the University of Pennsylvania.

Qualifications

We believe Mr. Steinberg’s qualifications to serve on the Board of Directors include his extensive knowledge of our business, his experience in founding and developing our fundamentally weighted index methodology, as well as his corporate and strategic vision, which provide strategic guidance to the Board. As our Chief Executive Officer, Mr. Steinberg provides essential insight and guidance to the Board from a management perspective.

Age 57	Director since October 1988
Committees • None

Class I Directors Whose Terms Expire in 2024

Anthony Bossone

Anthony Bossone has been the Chief Financial Officer of Atlantic-Pacific Capital, Inc., a broker-dealer and global placement agent dedicated to raising capital for alternative investment funds, since 2003. From 2001 to 2003, Mr. Bossone was the Assistant Controller at SAC Capital Advisors, LLC, a hedge fund advisory firm, and from 1999 until 2001, Mr. Bossone served as an equity trader at Schonfeld Securities, LLC, a securities trading firm. Mr. Bossone began his career at PricewaterhouseCoopers LLP in 1993 where he was an audit manager until 1999. Mr. Bossone received his B.S. in Business and Economics with highest honors from Lehigh University and is a Certified Public Accountant. Mr. Bossone is also NACD (National Association of Corporate Directors) Directorship Certified.

Qualifications

We believe Mr. Bossone’s qualifications to serve on the Board of Directors include his financial and accounting expertise. The Board also benefits from his experience as an equity trader.

Age 51	Director since January 2009
Committees • Audit (Chair) • Compensation • Operations and Strategy

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Proposal 1

Smita Conjeevaram

Smita Conjeevaram retired in 2013 after a 19-year career in the global investment and hedge fund industry. Her most recent position was as the Chief Financial Officer – Credit Hedge Funds and Deputy Chief Financial Officer – Credit Funds for Fortress Investment Group LLC, a global investment firm, where she served from 2010 to 2013. Prior to that, Ms. Conjeevaram served as the Chief Financial Officer of Everquest Financial LLC, a specialty finance company, from 2006 to 2009, and Strategic Value Partners LLC, a leading global investment firm, from 2004 to 2005. Ms. Conjeevaram began her career as a tax specialist at two Big-4 public accounting firms and is a Certified Public Accountant. In January 2021, Ms. Conjeevaram joined the Board of Directors of McGrath RentCorp (NASDAQ: MGRC), a diversified business-to-business rental company, and SkyWest, Inc. (NASDAQ: SKYW), an aircraft leasing company. She also has served as a director of SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), an investment and financial management software and service provider for the global financial services industry, since November 2015, and is a member of the audit committee. Ms. Conjeevaram received her B.S. in Accounting and Business Administration from Butler University and a B.A. in Economics from Ethiraj College, Madras, India.

Qualifications

We believe Ms. Conjeevaram’s qualifications to serve on the Board of Directors include her financial, accounting and compliance expertise, global experience and track record of success in guiding companies through significant growth. The Board also benefits from her experience serving on three other public company boards, including a fintech company, which the Board believes will translate into valuable governance and oversight of our digital assets initiatives.

Age 61	Director since January 2021
Committees • Audit • Nominating and Governance • Operations and Strategy (Chair)

Harold Singleton III

Harold Singleton III, an executive with more than 30 years of experience in the investment management and financial services industry, was most recently Vice President, Managing Director/Head of Manager Selection and Portfolio Construction of Lincoln Financial Group (NYSE: LNC), which operates multiple insurance and retirement businesses, from March 2016 to December 2021, and previously Vice President/Head of Client Portfolio Management from July 2014 to March 2016. He served as an independent director and member of the Investment Committee of The Vantagepoint Funds from October 2013 to July 2014, and prior to that, he held multiple investment management roles at PineBridge Investments (formerly AIG Investments) from January 2007 to May 2012, most recently as Managing Director/Head of Asset Management Companies and Global Head of Retail and Intermediary Sales. Mr. Singleton also served as Chairman of PineBridge East Africa and PineBridge Taiwan. His investment management career also includes multiple equity portfolio management and analyst positions at well-known firms, including UBS Global Asset Management from June 2003 to December 2006, Metropolitan West Capital Management from September 2000 to June 2003, and Brinson Partners from December 1996 to September 2000, prior to its acquisition by UBS Global Asset Management. Mr. Singleton serves as Chair of the Investment Committee of the Executive Leadership Council, an organization dedicated to the development of global black leaders. He received his B.S. in Chemical Engineering from the Illinois Institute of Technology, where he is a member of the Executive Committee and chairs the Investment Committee of its Board of Trustees, and an M.B.A. in Finance from the University of Chicago. Mr. Singleton is a Chartered Financial Analyst and is NACD Directorship Certified.

Qualifications

We believe Mr. Singleton’s qualifications to serve on the Board of Directors include his expertise that spans global markets, ESG and diversity, equity and inclusion, and many years of experience in senior leadership positions in the investment management and financial services industry.

Age 60	Director since January 2022
Committees • Audit

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Proposal 1

EXECUTIVE OFFICERS

Bryan Edmiston has served as Chief Financial Officer since June 2021. Previously, he served as Chief Accounting Officer from April 2018 to May 2021 and as Director – Financial Reporting and Accounting Policy from September 2016 to May 2021. Prior to WisdomTree, Mr. Edmiston joined Gleacher & Company, Inc. as a Managing Director responsible for Accounting Policy and SEC Reporting in December 2009. From August 2011 to September 2016, he served as Controller and Principal Accounting Officer of Gleacher. Mr. Edmiston was also a Senior Manager within the Banking & Capital Markets Assurance Practice at PricewaterhouseCoopers LLP, having been employed there from September 1997 to December 2009 while servicing a number of clients in the financial services industry. He received a B.B.A. in Accounting from Pace University and is a Certified Public Accountant. Mr. Edmiston is 46 years old.

Marci Frankenthaler has served as Chief Legal Officer and Secretary since April 2019. She served as Deputy General Counsel from January 2018 to March 2019, and as Director of Business and Legal Affairs, Associate General Counsel from July 2014 to December 2017. From June 2008 to June 2014, Ms. Frankenthaler was General Counsel of Frederick’s of Hollywood Group Inc., a specialty retailer that she helped to take public and then private. Prior to that, Ms. Frankenthaler was a partner in the Corporate and Securities department of Graubard Miller, which served as our primary corporate counsel from 1991 to 2007, and was employed at that firm beginning in 1994. Ms. Frankenthaler received her B.A., with honors, in Psychology with a concentration in Human Resources from Binghamton University and her J.D. from Benjamin N. Cardozo School of Law, where she served as Executive Editor of the Cardozo Law Review. Ms. Frankenthaler is 53 years old.

R. Jarrett Lilien has served as President and Chief Operating Officer since September 2019. From November 2017 to September 2019, he served as Executive Vice President and Head of Emerging Technologies. From November 2008 to December 2017, Mr. Lilien was a member of the Board of Directors and served on the Audit, Compensation and Nominating and Governance Committees. Until November 2017, Mr. Lilien was the Managing Partner of Bendigo Partners, LLC, a financial services focused venture capital investing and advisory services firm he founded in 2008. From September 2012 to July 2014, Mr. Lilien served as the Chief Executive Officer of Kapitall Inc., an online investing platform. From 2003 to 2008, he served as President and Chief Operating Officer of E*TRADE Financial Corporation. In this role, he was responsible for the tactical execution of all of E*TRADE’s global business strategies. Previously, he served as the President and Chief Brokerage Officer at E*TRADE Securities. In this capacity, Mr. Lilien reorganized the business, adding new product lines and providing innovative brokerage capabilities to its retail, institutional and corporate clients around the world. With experience in more than 40 global markets, he was instrumental in developing a flexible infrastructure for E*TRADE’s brokerage units designed to provide retail and institutional clients with seamless execution, clearing and settlement. Prior to joining E*TRADE, Mr. Lilien spent 10 years as Chief Executive Officer at TIR (Holdings) Limited, a global institutional broker, which E*TRADE acquired in 1999. Mr. Lilien currently serves as President of the Jazz Foundation of America and is on the Board of Directors of Barton Mines Corporation and the Baryshnikov Arts Center. He served as a member of the Board of Directors of Investment Technology Group, Inc. (NYSE: ITG), an independent execution broker and research provider, from April 2015 until its acquisition by Virtu Financial, Inc. in March 2019, and served as interim Chief Executive Officer from August 2015 until January 2016. Mr. Lilien received his B.A. in Economics from the University of Vermont. Mr. Lilien is 60 years old.

Alexis Marinof has served as Head of WisdomTree Europe since August 2019. He joined WisdomTree Europe in July 2017 as Head of European Distribution, a position he held until April 2018 when he was appointed Chief Operating Officer to oversee the integration of ETF Securities and build out WisdomTree’s multi-product European ETP business. Prior to that, he held various positions at State Street Global Advisors, including as EMEA Head of SPDR ETFs (April 2013 – November 2016), EMEA Distribution Chief Operating Officer (October 2013 – September 2015), Head of Middle East and Africa (February 2008 – April 2013) and Head of the Nordic Region (January 2006 – January 2008). Mr. Marinof received a five-year degree in Finance and Business Management “Ingénieur Commercial et de Gestion” from the Université Catholique de Louvain-La-Neuve IAG Louvain School of Management in Belgium. Mr. Marinof is 47 years old.

William Peck has served as Head of Digital Assets since October 2021. In this role, he oversees digital asset initiatives. From February 2020 to October 2021, he served as Head of Strategy and Emerging Technologies, where he was responsible for oversight of corporate development and other strategic initiatives, including investments in emerging technologies. From September 2014 to January 2020, he held various positions on our Strategy team, including Senior

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Proposal 1

Analyst, Senior Associate and Director. From July 2012 to July 2014, Mr. Peck worked as an Investment Banking Analyst for Bank of America Merrill Lynch covering a range of financial services companies. In connection with our strategic investment in December 2019 in Securrency, Inc., a technology company focused on blockchain-based financial services infrastructure, Mr. Peck joined Securrency’s Board of Directors. He received an A.B. in Government, cum laude, from Harvard University. Mr. Peck is 32 years old.

Jonathan Steinberg, our Chief Executive Officer and a member of the Board of Directors, is also an executive officer. His biographical information is set forth above in the description of the members of our Board of Directors.

David Yates has served as Chief Information Officer since April 2015. He is responsible for WisdomTree’s global technology infrastructure, cybersecurity, information management and software engineering. He previously worked at McKinsey & Company from October 2009 to March 2015, most recently as an Associate Principal, advising investment management and insurance clients on a range of strategic technology and operations issues. He pioneered McKinsey’s advanced analytics approach for the insurance industry, laying the foundation for new engagement models and product offerings. He also co-led McKinsey’s IT Sourcing Practice in the Americas, where he was responsible for sharing expertise with clients during sales and procurement situations, creating industry-shaping content on sourcing, and training expert practitioners within the firm. From March 2005 to July 2007, he worked at Accenture plc, where he led multinational technology delivery programs in the capital markets space, including the design and implementation of the London Stock Exchange’s equity trading platform. Prior to that, he held technology roles at the Bank of England. Mr. Yates received his B.S. in Mathematics and Economics with First Class Honours from the London School of Economics and Political Science, an M.S. in Computing Science with Distinction from Imperial College London and an M.B.A. from MIT Sloan School of Management. Mr. Yates is 42 years old.

Peter M. Ziemba has served as Senior Advisor to the CEO and Chief Administrative Officer since January 2018. He served as Executive Vice President – Business and Legal Affairs from January 2008 to December 2017 and Chief Legal Officer from March 2011 to December 2017. From April 2007 to March 2011, Mr. Ziemba served as General Counsel. Prior to joining WisdomTree, Mr. Ziemba was a partner in the Corporate and Securities department of Graubard Miller, which served as our primary corporate counsel from 1991 to 2007, and was employed at that firm beginning in 1982. Mr. Ziemba is a member of the Advisory Board of WFUV FM Radio. Mr. Ziemba received his B.A. in History with university honors from Binghamton University and his J.D., cum laude, from Benjamin N. Cardozo School of Law. Mr. Ziemba served as a director of WisdomTree from 1996 to 2003. Mr. Ziemba is 64 years old.

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Corporate Governance

BOARD COMPOSITION

Our Board of Directors currently consists of nine members. In accordance with our certificate of incorporation and by-laws, our Board of Directors is currently divided into three staggered classes of the same or nearly the same number. Currently, at each annual meeting of the stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the Annual Meeting for Class II directors, in 2023 for Class III directors and in 2024 for Class I directors. However, if stockholder approval of the Declassification Amendment Proposal is obtained, the Board will begin the declassification process at the Annual Meeting and will be declassified fully starting at our 2024 annual meeting of stockholders.

The following directors currently serve in classes I, II and III:

•	Class I: Anthony Bossone, Smita Conjeevaram and Harold Singleton III

•	Class II: Lynn S. Blake, Susan Cosgrove and Win Neuger

•	Class III: Deborah A. Fuhr, Frank Salerno and Jonathan Steinberg

Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

We are committed to diversified Board membership and seek directors who have high personal and professional integrity, judgment and ability. Our Nominating and Governance Committee is responsible for recommending criteria and qualifications for Board membership, identifying and evaluating potential director candidates and recommending to the Board those candidates to be nominated for election to, or fill vacancies on, the Board.

The Nominating and Governance Committee seeks to identify director candidates who satisfy the criteria set forth in the director candidate guidelines included in the Nominating and Governance Committee’s charter. Candidates are selected for, among other things, their knowledge, skills, abilities, independence, character, diversity (inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation), demonstrated leadership and experience useful to the oversight of our business in the context of the needs of the Board.

As provided in our corporate governance guidelines, the Nominating and Governance Committee actively seeks out highly qualified women and people of color for consideration as nominees to the Board as part of its regular process. In February 2022, the Board of Directors amended the corporate governance guidelines to direct the Nominating and Governance Committee to take reasonable steps to ensure the Board’s overall composition complies with applicable law regarding diversity matters, including with respect to the number of female directors and directors from unrepresented communities on the Board and to include qualified candidates having diversity inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation, in the pool of candidates to be considered by the Nominating and Governance Committee for recommendation to the Board.

Our Nominating and Governance Committee’s priority is to identify candidates who will further the interests of our stockholders through his or her established record of professional accomplishments, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our business strategy.

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Corporate Governance

BOARD MEETINGS

During 2021, the Board of Directors held 12 meetings and acted by unanimous written consent on four occasions. Each director attended at least 75% of all Board meetings and meetings of the Board committees on which he or she serves. Our policy is for all our directors to attend our annual meeting of stockholders. All of our directors attended our 2021 annual meeting of stockholders.

BOARD INDEPENDENCE

Nasdaq rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that all our directors are independent under the listing standards of the Nasdaq Stock Market other than Mr. Steinberg, our Chief Executive Officer. Under our corporate governance guidelines, directors are required to promptly inform the chair of the Nominating and Governance Committee if the director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the Nasdaq rules.

BOARD LEADERSHIP STRUCTURE

The Board of Directors has chosen to separate the roles of chair of the Board of Directors and chief executive officer. Jonathan Steinberg is our Chief Executive Officer and Frank Salerno is our non-executive, independent Chair of the Board. We believe that separating these positions is optimal because it allows Mr. Steinberg to focus on our day-to-day business, while allowing Mr. Salerno to focus on Board leadership in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position, as well as the commitment required to serve as our chair of the Board. While our by-laws and corporate governance guidelines do not require that our chair of the Board and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. Our corporate governance guidelines provide that if the offices of the chair of the Board and chief executive officer are combined, the Board will appoint either a non-executive chair or a lead independent director.

ROLE OF THE BOARD IN RISK OVERSIGHT

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and as updated from time to time. Management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors’ role in overseeing the management of our risks is conducted primarily through Board committees, as described in the descriptions of each of the committees below and in their respective charters. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. For example, the Nominating and Governance Committee is responsible for overseeing our strategy, initiatives and policies concerning corporate social responsibility, including ESG matters and risks, and the chair of the committee reports and makes recommendations to the full Board regarding our ESG initiatives. This enables our Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

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Corporate Governance

BOARD COMMITTEES

Our Board of Directors has an Audit Committee, Compensation Committee, and Nominating and Governance Committee, each of which operates pursuant to a written charter adopted by our Board of Directors. As provided in its respective charters, each committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. During 2021, each of the Audit Committee, Compensation Committee and Nominating and Governance Committee reviewed its charter and adopted amendments that were clerical in nature to improve the clarity and consistency of the language in the charter. Further, in February 2022, the Board of Directors adopted additional amendments to the Nominating and Governance Committee charter to include within the committee’s responsibilities oversight of our ESG strategy, initiatives and policies. Charters for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our investor relations website at http://ir.wisdomtree.com by following the link for “Corporate Governance,” under the heading “Committee Charters.”

Our Board of Directors also has an Operations and Strategy Committee, which was formed in May 2022. Mses. Blake, Conjeevaram and Fuhr and Mr. Bossone are members of the committee, and Ms. Conjeevaram serves as Chair.

Committee membership is limited to independent directors as defined under the listing standards of the Nasdaq Stock Market. Audit Committee members also must meet the independence standards adopted by the SEC. Our Board of Directors may from time to time establish other committees. Our corporate governance guidelines provide that each independent director is expected, but not required, to serve on at least one committee. A director also may serve on more than one committee.

Audit Committee

Committee Responsibilities:

•  oversee our accounting and financial reporting processes and the audits of our financial statements;

•  approve audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•  establish policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•  monitor, report to and review with the Board of Directors matters related to the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•  review all related person transactions for potential conflict of interest situations and approve such transactions; and

•  take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditor.

Members:

•  Anthony Bossone, Chair*

•  Smita Conjeevaram*

•  Susan Cosgrove*

•  Harold Singleton III*

Messrs. Neuger and Salerno served on the committee until June 17, 2021. Mr. Singleton joined the committee in May 2022.

* Designated as an “audit committee financial expert” as defined under the applicable rules of the SEC.

Number of Meetings in 2021: 9 Action by Unanimous Consent in 2021: 0

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Corporate Governance

Compensation Committee

Committee Responsibilities:

•  oversee the administration of our compensation programs;

•  review and discuss with the Board corporate succession plans for the CEO and our other key officers;

•  determine and approve the compensation of our CEO;

•  approve the compensation of the non-CEO executive officers and certain other senior employees;

•  review and make recommendations to the Board with respect to directors’ compensation;

•  exercise sole authority to retain, terminate and approve the compensation of any compensation consultants or other compensation advisers and determine the nature and scope of their assignments; and

•  approve all discretionary bonuses for our employees, advisers and consultants.

Members: • Frank Salerno, Chair • Lynn S. Blake • Anthony Bossone • Win Neuger Ms. Blake joined the committee in May 2022.
Number of Meetings in 2021: 10 Action by Unanimous Consent in 2021: 1

Nominating and Governance Committee

Committee Responsibilities:

•  recommend criteria and qualifications for Board membership, which includes considering diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation;

•  identify and evaluate candidates for nomination for election to the Board of Directors or to fill Board vacancies;

•  recommend that the Board of Directors select the director nominees for election at each annual meeting of stockholders;

•  review the policy regarding the consideration of director candidates recommended by stockholders;

•  review all stockholder nominations submitted to us; and

•  review and provide oversight and recommendations with respect to, our strategy, initiatives and policies concerning corporate social responsibility, including ESG matters.

Members:

•  Win Neuger, Chair

•  Smita Conjeevaram

•  Susan Cosgrove

•  Deborah A. Fuhr

Mr. Bossone served on the committee until June 17, 2021, Ms. Conjeevaram joined the committee in January 2022, and Ms. Fuhr joined the committee in May 2022.

Number of Meetings in 2021: 2 Action by Unanimous Consent in 2021: 0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Bossone, Neuger and Salerno served as members of the Compensation Committee during 2021. None of the members of the Compensation Committee was an officer or employee of ours during 2021 or has ever served as one of our officers and none had any relationship with us or any of our subsidiaries during 2021 that would be required to be disclosed as a transaction with a related person.

None of our executive officers has served on the board of directors or compensation committee of another company (or other board committee performing equivalent functions) at any time during which an executive officer of such other company served on our Board of Directors or Compensation Committee.

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Corporate Governance

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted corporate governance guidelines to promote the effective functioning of the Board and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters including the role and structure of the Board, the selection, qualifications and continuing education of Board members, Board meetings, non-employee director executive sessions, director service on other boards, Board committees, management review and succession planning, non-employee director compensation and Board and committee evaluations.

To reflect its commitment to diversified Board membership, the corporate governance guidelines provide that when considering director candidates, the Nominating and Governance Committee should actively seek out highly qualified women and people of color for consideration as nominees to the Board as part of the Nominating and Governance Committee’s regular process. The corporate governance guidelines further direct the Nominating and Governance Committee to take reasonable steps to ensure the Board’s overall composition complies with applicable law regarding diversity matters, including with respect to the number of female directors and directors from unrepresented communities on the Board, and to include qualified candidates having diversity inclusive of gender, race, ethnicity, age, gender identity, gender expression and sexual orientation, in the pool of candidates to be considered by the Nominating and Governance Committee for recommendation to the Board.

The corporate governance guidelines are available on our investor relations website at http://ir.wisdomtree.com by following the link for “Corporate Governance,” under the heading “Corporate Governance Guidelines.”

BOARD AND COMMITTEE SELF-ASSESSMENTS

The Board conducts an annual self-assessment to determine whether it and its committees are functioning effectively. The Board receives comments from all directors and executive officers and reports annually with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to WisdomTree and specifically focuses on areas in which the Board or management believes that the Board could improve. Management implements action plans based on directors’ feedback and reports to the Board on the implementation of those plans in order to ensure continuous improvement.

CODE OF CONDUCT

We have adopted a code of conduct that applies to all our employees, officers and directors, including those officers responsible for financial reporting. Our code of conduct is available on our investor relations website at http://ir.wisdomtree.com by following the link for “Corporate Governance,” under the heading “Code of Conduct.” We intend to disclose any amendments to this code, or any waivers of its requirements, on our website.

STOCK OWNERSHIP GUIDELINES

Our Board of Directors has adopted stock ownership guidelines, which require executive officers and non-employee directors to maintain an ongoing ownership position in our common stock while providing them with flexibility in personal financial planning.

On each annual measurement date (determined by the Board to be November 30th), the dollar value of the base amounts set forth below is converted into the number of shares required to be held to meet the guidelines until the next November 30th.

Position	Base Amount

Chief Executive Officer	6X Base Salary

All other executive officers	3X Base Salary

Non-employee directors	5X Base Retainer

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Corporate Governance

Shares of common stock owned by the executive officer or non-employee director directly, jointly or indirectly by a trust, partnership, limited liability company or other entity for the benefit of the executive officer or non-employee director, count toward satisfaction of the guidelines, as well as 50% of unvested restricted stock awards subject to time vesting issued under our equity incentive plans. Stock options (both vested and unvested) and unearned performance-based restricted stock unit awards do not count toward satisfaction of the guidelines.

If an executive officer or non-employee director does not meet the guidelines on November 30th, he or she will not be permitted to sell or otherwise dispose of our common stock (except for (i) 50% of restricted stock awards as they vest to cover taxes and (ii) up to 50% of the shares of common stock issuable upon the exercise of stock options to cover the exercise price and taxes) until the next November 30th, and then only to the extent that his or her remaining holdings do not fall below the applicable requirement. The Compensation Committee has the authority to grant waivers on a case-by-case basis.

As of November 30, 2021, all of our executive officers and non-employee directors serving in such role on such date met the guidelines other than Bryan Edmiston, Marci Frankenthaler, Alexis Marinof, William Peck, Smita Conjeevaram and Susan Cosgrove. Messrs. Edmiston, Marinof and Peck and Ms. Frankenthaler became executive officers within the last three years, and Mses. Conjeevaram and Cosgrove recently joined the Board. Additional detail regarding ownership of our common stock by our executive officers and non-employee directors as of the record date is included in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Stock Ownership Table.”

POLICY PROHIBITING SHORT SALES, DERIVATIVES TRADING, HEDGING AND PLEDGING

Our insider trading policy applies to all of our employees, officers and directors, including our named executive officers. The policy strictly prohibits these individuals from:

•	effecting “short sales” of our common stock;

•	trading in derivatives in our securities (such as put and call options);

•	engaging in any other hedging transaction relating to our securities; and

•	pledging shares of our common stock as collateral for a loan.

These individuals are also prohibited from holding shares of our common stock in margin accounts without prior Audit Committee approval.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Set forth below are the compensation terms for the non-employee members of the Board of Directors in effect in 2021 as approved by the Board of Directors:

Board Service

Annual Cash Retainer(1)	$100,000

Annual Restricted Stock Award(2)	$100,000

Chair of the Board Cash Retainer	$110,000

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Corporate Governance

Committee Service(1)	Chair	Member

Audit	$25,000	$12,500

Compensation	$40,000	$15,000

Nominating and Governance	$—	$7,500
(1)	Annual cash retainers for Board and committee service are paid quarterly based on service during the prior quarter.
(2)

Annual restricted stock award under our 2016 Equity Plan granted at the Board of Directors meeting immediately following the annual meeting of stockholders each year to all non-employee directors serving on that date that vests one year from the grant date, subject to certain exceptions. The award is valued at $100,000 on the grant date based on the closing price of our common stock on the grant date. A director who is appointed to the Board outside of the annual meeting of stockholders will receive a prorated amount of the annual award.

The following table sets forth compensation paid to our non-employee directors in 2021. All of our directors are reimbursed for out-of-pocket expenses for attending meetings. Directors who are also employees of WisdomTree are not entitled to any compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)

Anthony Bossone	145,337	100,000	(2)	245,337

Smita Conjeevaram	71,739	139,180	(3)	210,919

Susan Cosgrove	120,000	100,000	(2)	220,000

Bruce Lavine(4)	107,500	100,000	(4)	207,500

Win Neuger	131,394	100,000	(2)	231,394

Frank Salerno	258,894	100,000	(2)	358,894
(1)	As of December 31, 2021, each of our non-employee directors held 15,625 shares of unvested restricted stock other than Ms. Conjeevaram, who held 22,921 shares of unvested restricted stock.
(2)

Represents the grant date fair value of 15,625 shares of restricted stock awarded on June 17, 2021, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standard Codification, (“ASC”), Topic 718.

(3)

Represents the aggregate grant date fair value of 22,921 shares of restricted stock awarded to Ms. Conjeevaram, of which 7,296 shares with a grant date fair value of $39,180 were awarded upon her appointment as a non-employee director on January 25, 2021 and 15,625 shares with a grant date fair value of $100,000 were awarded on June 17, 2021.

(4)

Mr. Lavine resigned from our Board of Directors on January 12, 2022. Upon his resignation, the vesting of 8,990 shares of the 15,625 shares of restricted stock held by Mr. Lavine was accelerated, which shares were originally scheduled to vest on June 17, 2022.

32    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Proposal 2

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP acted as our independent registered public accounting firm for the year ended December 31, 2021. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the fees paid or accrued by us for the audit and other services provided by Ernst & Young LLP during the years ended December 31, 2021 and 2020 (in thousands):

	2021	2020

Audit Fees(1)	$1,360	$1,392

Audit-Related Fees(2)	44	42

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,404	$1,434
(1)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our statutory and regulatory filings, audit of our internal control over financial reporting, audits of the financial statements of certain consolidated subsidiaries and issuance of comfort letters.

(2)	Fees related to the audits of our employee benefit plan during the years ended December 31, 2021 and 2020.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves each audit and non-audit service rendered by Ernst & Young LLP to us, including the fees and terms thereof. The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting pursuant to the Audit Committee Charter. In accordance with this policy, the Audit Committee pre-approved all fees described above before services were rendered.

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Proposal 2

REQUIRED VOTE

The affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

34    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications required under Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard 1301, Communications with Audit Committees, including among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee*

Anthony Bossone (Chair)	Smita Conjeevaram	Susan Cosgrove
*	Mr. Singleton joined the Audit Committee in May 2022.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    35

Proposal 3

Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Increase Our Authorized Shares of Common Stock

The Board of Directors has approved an amendment to Article IV of our Amended and Restated Certificate of Incorporation (the “Charter”), to increase our authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares. We refer to this proposal as the “Authorized Shares Amendment.”

As of the record date, of the 250,000,000 shares of common stock that are currently authorized to be issued under the Charter, 146,519,365 shares are issued and outstanding, and 16,000,000 shares are reserved for issuance under our current 2016 Equity Plan and, subject to stockholder approval (as further described in Proposal 5 below), the proposed 2022 Equity Plan. Additionally, approximately 69,000,000 shares are reserved for issuance upon conversion of our outstanding convertible notes in the event of a “make-whole fundamental change” as defined under the indentures therefor, as more fully discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended. Thus, approximately 18,500,000 authorized shares of common stock are not reserved and currently remain available for issuance.

We are asking stockholders to approve the Authorized Shares Amendment to increase the number of total authorized shares of common stock and the corresponding increase in the total number of authorized shares of capital stock the Company is authorized to issue. Approval of the Authorized Shares Amendment would provide us with the flexibility to issue shares of common stock for general corporate purposes in furtherance of the Board’s objectives. If the Authorized Shares Amendment to increase the authorized shares is not approved by the stockholders, based on the number of shares of common stock currently authorized for issuance under the Charter, we do not have sufficient shares available to raise additional cash through the sale of our common stock or to issue our common stock to a third party that might be interested in making a strategic investment in our Company without stockholder approval, which may make it difficult to raise additional capital or engage in such a transaction in a timely manner.

OVERVIEW OF THE AUTHORIZED SHARES AMENDMENT

The additional common stock authorized under the Authorized Shares Amendment will have rights and privileges identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by the Authorized Shares Amendment and will be remain at 2,000,000 shares. Approval of the Authorized Shares Amendment requires the affirmative vote of holders of a majority of the shares of common stock outstanding as of the record date.

The increase in the number of authorized shares of common stock will provide us with the flexibility to issue shares of common stock for general corporate purposes, which could include financing transactions, such as public or private offerings of common stock or convertible securities, strategic investments, strategic partnership arrangements, restructuring or refinancing transactions, acquisitions, stock splits or stock dividends, and providing equity awards to employees, officers, directors and/or consultants to support execution of our business strategy. The availability of additional authorized shares of common stock would allow us to execute any of these transactions in the future without additional stockholder approval, except as may be required for particular transactions under our Charter, applicable law or rules of any stock exchange on which our securities may be listed, including the Nasdaq Global Select Market, thereby avoiding the potential expense or delay associated with obtaining stockholder approval. Such additional shares would be available for issuance from time to time as determined by the Board for any such proper corporate purpose.

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Proposal 3

If the Authorized Shares Amendment is approved and becomes effective, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, may decrease the relative percentage of equity ownership of our existing stockholders, ultimately diluting voting power of existing stockholders and could cause prevailing market prices for our common stock to decline. Stockholders do not have preemptive rights with respect to our common stock. Therefore, if we issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their ownership percentage.

As of the date of this proxy statement, we have no plans to engage in any merger or acquisition with other companies or entities. However, we consider and evaluate merger and acquisition opportunities in the normal operation of our business, and merger or acquisition opportunities may arise at any time.

SEC Release No. 34-15230 requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to effect the increase of our authorized shares of common stock, one of the effects of having increased additional shares of our authorized common stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of common stock by us or other transactions in which the number of our outstanding shares of common stock would be increased could dilute the interest of a party attempting to obtain control of the Company. The increase in available authorized common stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. While it is possible that our management could use the increased shares of common stock authorized by the Authorized Shares Amendment to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, at this time we have no intent or plans to employ the Authorized Shares Amendment as an anti-takeover device, and as mentioned above, this was not a factor in the decision by our Board to effect the increase of our authorized shares of common stock.

EFFECTIVENESS OF THE AUTHORIZED SHARES AMENDMENT

If the Authorized Shares Amendment is approved by our stockholders, it will become effective upon the filing with the Secretary of State of Delaware of a certificate of amendment to our Charter which would have the effect of increasing the total number of authorized shares of all classes of stock we are authorized to issue from 252,000,000 shares to 402,000,000 shares and increasing the number of authorized shares of common stock from 250,000,000 shares to 400,000,000 shares. We will promptly file the certificate of amendment to our Charter attached hereto as Appendix A during the Annual Meeting.

If the Authorized Shares Amendment is approved, the current first paragraph of Article IV of our Charter will be replaced in its entirety as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred two million (402,000,000) shares, of which four hundred million (400,000,000) shares will be a class designated as common stock, with a par value of one cent ($.01) per share (the “Common Stock”), and two million (2,000,000) shares shall be a class designated as undesignated shares of preferred stock, with a par value of one cent ($.01) per share (the “Undesignated Preferred Stock”).”

The amendment to our Charter to implement the Authorized Shares Amendment is set forth in the certificate of amendment to our Charter, which is attached as Appendix A to this proxy statement. If the Authorized Shares Amendment Proposal is approved by our stockholders, we will promptly file the certificate of amendment to our Charter attached hereto as Appendix A during the Annual Meeting. If the Authorized Shares Amendment Proposal is not approved by our stockholders, our number of authorized shares will remain the same. This description of the proposed amendment to Article IV of our Charter is only a summary and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendment set forth in the certificate of amendment to our Charter attached hereto as Appendix A.

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Proposal 3

REQUIRED VOTE

The affirmative vote of holders of a majority of the shares of common stock issued and outstanding as of the record date is required to approve the Authorized Shares Amendment. Abstentions and broker non-votes will have the effect of votes “against” the proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED SHARES AMENDMENT TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

38    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Proposal 4

Vote on an Advisory Resolution to Approve the Compensation of Our Named Executive Officers

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing our stockholders with an opportunity to vote on an advisory resolution to approve the compensation of our named executive officers.

As described in the section titled “Executive Compensation – Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation related tables and disclosure.”

As this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of this vote when considering future executive compensation policies. The Board of Directors has adopted a policy providing for an annual say-on-pay vote. Unless the Board of Directors modifies this policy, the next say-on-pay vote will be held at our next annual stockholders meeting in 2023.

REQUIRED VOTE

The affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 4 ON YOUR PROXY CARD)

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    39

Executive Compensation

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Board of Directors of WisdomTree has reviewed and discussed with management the information contained in the “Compensation Discussion and Analysis” section of this proxy statement for the fiscal year ended December 31, 2021. Based upon that review and discussion, the Compensation Committee has recommended to the Board of Directors that the information set forth below under the heading “Compensation Discussion and Analysis” be included in this proxy statement.

Compensation Committee*

Frank Salerno (Chair)	Anthony Bossone	Win Neuger

*	Ms. Blake joined the Compensation Committee in May 2022.

COMPENSATION DISCUSSION AND ANALYSIS

40    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Executive Compensation

Introduction

This Compensation Discussion and Analysis describes the comprehensive information regarding our compensation programs and policies for our CEO, each person who served as our CFO and the next three highest compensated named executive officers for the year ended December 31, 2021. We collectively refer to these executive officers as the NEOs.

Name	Title

Jonathan Steinberg	Chief Executive Officer (CEO)

Bryan Edmiston	Chief Financial Officer (CFO)

R. Jarrett Lilien	President and Chief Operating Officer (COO)

Alexis Marinof	Head of Europe (HoE)

Peter M. Ziemba	Senior Advisor to the CEO and Chief Administrative Officer (CAO)

Amit Muni	Former Chief Financial Officer, whose employment ended on May 31, 2021

We believe we provide a competitive total compensation opportunity for our NEOs through a combination of base salary, cash incentive bonuses, equity compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains the following:

•	our compensation philosophy and objectives;

•	our compensation process, including the roles our Compensation Committee, management and compensation consultant serve in the process;

•	our policies and practices with respect to each compensation element; and

•	our 2021 compensation results.

Changes in Executive Management

Effective May 31, 2021, Amit Muni resigned as CFO to accept alternative employment. He received his base salary through the separation date. Bryan Edmiston was appointed to serve as our CFO effective June 1, 2021.

Consideration of Results of Say-on-Pay Vote

Each year, we provide our stockholders with the opportunity to cast an advisory vote on compensation paid to our NEOs (“say-on-pay”). At the 2021 annual meeting of stockholders, our say-on-pay proposal received support from stockholders, with 79% of the shares voted casting a vote in favor of the proposal. The Compensation Committee considered the results of the stockholders’ advisory vote at our 2021 annual meeting and made the enhancements to our compensation program summarized in the Executive Summary below. The Compensation Committee intends to review the outcome of this year’s say-on-pay proposal in its evaluation and determination of executive compensation for fiscal year 2022.

Executive Summary

Business Overview

Our business has generated significant positive momentum while executing against our long-term strategic initiatives. We have benefited from the expansion and diversification of our product line-up, our Advisor Solutions program, investments in technology-enabled and research-driven solutions, the transformation of our distribution reach and investments in our managed models business. Our AUM as of December 31, 2021 was $77.5 billion, an all-time high. The breadth and depth of our flows and products is increasing and we generated $4.7 billion of net inflows in 2021, representing an annualized organic growth rate of 7%. Our U.S. products have generated positive net inflows for the last six consecutive quarters ended December 31, 2021. In Europe, our UCITS business has grown at an annualized organic

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Executive Compensation

growth rate of 105%, has generated positive net inflows for the last seven consecutive quarters and had AUM of $3.7 billion as of December 31, 2021. Revenues and operating income have increased 22% and 62%, respectively, in 2021 as compared to 2020.

We have been positioning ourselves to expand beyond our existing ETP business by leveraging blockchain technology, digital assets and principles of decentralized finance (“DeFi”) to deliver transparency, choice and inclusivity to customers and consumers around the world. We are expanding our offerings to include a new financial services mobile application, branded WisdomTree Prime™, a digital wallet that is native to the blockchain and being developed for saving, spending and investing in both native crypto assets and tokenized versions of mainstream financial assets (e.g., blockchain-enabled investment funds). We are also planning to launch asset- and fund-tokenization products beginning with a dollar token, gold token and digital short term treasury fund, which will be available on multiple public and permissioned blockchains, leveraging federal and state regulated entities. As we pursue our digital assets strategy, we are embracing a concept we refer to as “responsible DeFi,” which we believe upholds foundational principles of regulation in this innovative and quickly evolving space. We believe our expansion into digital assets will complement our existing core competencies in a holistic manner, diversify our revenue streams and contribute to our growth.

Advancements made in pursuit of our digital assets initiative include the following:

•

the expansion of our dedicated team focused on developing new investment products, indexes and strategies that provide exposure to digital assets, along with new blockchain-enabled products and services globally;

•	the development of a new financial services mobile application, branded WisdomTree Prime™, a digital wallet that is native to the blockchain;

•	the launch of a crypto index offering digital assets exposure to separately managed accounts in collaboration with Ritholtz Wealth Management LLC, OnRamp Invest LLC and Gemini Trust Company, LLC;

•	our collaboration with OnRamp Invest and Gemini to support a new digital asset variable annuity product by Federal Life through the development of our +Crypto model portfolio;

•	the WisdomTree Enhanced Commodity Strategy Fund (GCC) becoming the first U.S. listed ETF to provide exposure to crypto assets through bitcoin futures;

•	the launch of five crypto ETPs in Europe;

•	our investments in Securrency, Inc. and Onramp Invest; and

•	various digital asset and blockchain-related regulatory filings and applications pending in the U.S.

Additional accomplishments in 2021 include:

•

the termination of the lease for our principal executive office in New York City and a reduction in our office footprint in London. These actions were taken in response to our adoption of a “remote first” approach to work, a strategy we embraced after soliciting feedback from our employees. The virtual work environment has led to efficiencies, increased transparency and further collaboration throughout our business. It is also contributing to future cost savings, which for the year ending December 31, 2022 are anticipated to be approximately $3.5 million when compared to our actual occupancy and depreciation expense recognized during the year ended December 31, 2020;

•

the issuance of $150 million of convertible senior notes due 2026, providing capital for organic and inorganic growth initiatives and the return of approximately $54.0 million to our stockholders through stock repurchases and our ongoing quarterly cash dividend; and

•	the launch of nine new U.S. listed ETPs and 14 European listed ETPs.

In addition to these achievements, we were named a 2021 Best Places to Work in Money Management by Pension & Investments for the second consecutive year and five years total. We were one of the top five within the category for managers with 100-499 employees. We were also named Best WorkPlace for medium-sized companies in the U.K. for a second consecutive year.

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Executive Compensation

Compensation Overview

2021 Highlights. 2021 was marked by many achievements in advancing our long-term strategic objectives, fostered by an employee-centric culture that is contributing to our success. In accordance with our performance-based incentive compensation plan, the Compensation Committee approved a total incentive compensation pool for our NEOs that was 115% of the targeted amount for 2021, a funding level aligned with our non-executive incentive plan.

We regularly engage with our stockholders on a variety of business matters and are committed to continuously evaluating our executive compensation program and disclosures to ensure transparency and alignment with stockholder interests. In response to the 79% support we received on our say-on-pay proposal from our stockholders in 2021, we have made the following refinements to our executive compensation program over the past year:

•	significantly reduced the overall level of discretion exercised by the Compensation Committee in relation to the payout resulting from our executive incentive compensation program;

•	aligned our CEO’s incentive compensation with the overall funding level of the executive incentive compensation pool; and

•	provided additional transparency pertaining to:

•	incentive compensation targets for each NEO;

•	performance weightings for all quantitative metrics; and

•	long-term incentive mix for equity granted in 2022.

Impact of Total Shareholder Return on NEO Compensation. A significant portion of our executive compensation program is linked to shareholder return, as follows:

•

relative total shareholder return, or TSR, is a performance metric included in our performance-based incentive compensation program for our NEOs. The 2021 funded payout percentage for this performance metric was 50% of target. See “2021 Incentive Compensation Program and Results” below;

•

long-term incentive compensation is granted entirely in the form of equity, which value is explicitly linked to TSR, and is comprised of both restricted stock awards and relative TSR-based performance-based restricted stock units, or PRSUs;

•

PRSUs granted for 2021 performance in January 2022 to our CEO and COO represent 50% of each of their respective long-term equity awards granted. PRSUs granted to our other NEOs represent 25% of each of their respective long-term equity awards granted; and

•	the payout on PRSUs granted in January 2019 and vesting in January 2022 was zero.

Changes to be effective in 2022. In addition, we made the following enhancements to our incentive compensation program that will take effect prospectively beginning in 2022:

•

greater weight has been ascribed to quantitative performance metrics such that the achievement of quantitative metrics will determine 75% of the executive incentive compensation pool and the remaining 25% will be determined by the Compensation Committee based on qualitative results, representing a shift from the prior 50%-50% quantitative-qualitative mix;

•

all NEOs will receive a greater percentage of incentive compensation in the form of equity, including an anticipated equity payout of 60% for our CEO compared to 52% in 2021, of which 50% will consist of performance-based restricted stock units and 50% will consist of time-based restricted stock awards;

•

the Compensation Committee adopted a compensation clawback policy, pursuant to which we may recoup all or a portion of the value of any cash or equity incentive compensation provided to any current or former executive officers and certain other employees in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement under the securities law; and

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Executive Compensation

•

our Board of Directors has adopted a new 2022 Equity Plan, which provides, among other things, that dividends on unvested time-based equity awards granted under the 2022 Equity Plan will not be paid when declared as is the case under the 2016 Equity Plan, but instead will accrue and not be paid unless and until the award vests. As a result, no dividends will be paid with respect to unvested awards under the 2022 Equity Plan. As described in Proposal 5 in this proxy statement, we are seeking stockholder approval of the 2022 Equity Plan at this Annual Meeting.

Our Compensation Philosophy and Objectives

Our compensation philosophy and objectives are primarily shaped by strategies targeted to achieve our long-term goals within the business environment in which we operate. We operate in a highly competitive and challenging business environment and we expect competition to continue and intensify. We directly compete with numerous other ETP sponsors and indirectly compete with other larger and multi-national traditional asset management companies. We compete on a number of factors, including the breadth and depth of our product offerings as well as the investment performance and fees of our ETPs.

Competition in the digital assets industry on a global basis is also increasing, and ranges from large, established financial incumbents to smaller, early-stage financial technology providers and companies. As mentioned above, we have been positioning ourselves to expand beyond our existing ETP business by introducing new revenue streams and expanding our offerings to include a new financial services mobile application, branded WisdomTree Prime™, a digital wallet that is native to the blockchain and being developed for saving, spending and investing in both native crypto assets and tokenized versions of mainstream financial assets (e.g., blockchain-enabled investment funds). We also are planning to launch asset- and fund-tokenization products beginning with a dollar token, gold token and digital short term treasury fund, which will be available on multiple public and permissioned blockchains, leveraging federal and state regulated entities.

We believe our long-term success depends on our ability to:

•	innovate and introduce new products through traditional ETPs;

•	grow organically by increasing our ETP inflows and generating strong after-fee performance track records;

•	successfully implement our digital assets strategy;

•	introduce new revenue streams and generate improved financial results; and

•	employ the industry’s most talented, professional and dedicated people at all levels.

The primary objectives of our compensation programs are to:

•	attract, retain, and motivate our professional, dedicated and expert employees in the highly competitive asset management industry;

•	reward and retain employees whose knowledge, skills and performance are critical to our continued success;

•	align the interests of all of our employees with those of our stockholders by motivating them to increase stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

The following principles guide our compensation programs:

•

Pay-for-performance. Our compensation programs are designed to reward our employees for their individual performance as well as the Company’s performance. If an employee is a top-tier performer, he or she should receive higher rewards. Likewise, where individual performance falls short of expectations and/or our financial performance declines, the programs should deliver lower levels of compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in our performance, our programs should continue to ensure that our successful, high-achieving employees remain motivated and committed to us.

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Executive Compensation

•

Every employee should be a stakeholder aligned with our stockholders. A key factor in our success has been and continues to be fostering an entrepreneurial culture where our employees act and think like our owners. As such, our compensation programs encourage equity ownership throughout our organization to align our employees’ interests with our stockholders. Accordingly, our equity awards are long-term in nature and our employees receive equity awards as part of their year-end compensation.

•

Higher levels of responsibility are reflected in compensation. Compensation is based on each employee’s level of job responsibility. As employees progress to higher levels in our organization, an increasing proportion of their pay is at-risk and tied to our long-term performance because they are more able to impact our results.

•

Competitive compensation levels. Our compensation programs reflect the value of the position in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

•

Team approach. Our success has been based on the coordinated efforts of all our employees working towards common goals, not on the efforts of any one individual. As such, our compensation programs should be applied across the organization, accounting for differences in job responsibilities and marketplace considerations. Perquisites are rare and limited to those that are important to our employees’ ability to carry out their responsibilities safely and effectively.

•	Align with long-term success. Our compensation programs closely link incentive rewards to our long-term strategic priorities and successes and not to short-term excessive risk taking.

We believe we have designed competitive compensation packages that incorporate the above principles and ensure that our executive compensation is aligned with corporate strategies and business objectives.

Components of Compensation

We have established the following components of compensation to satisfy our compensation objectives:

•	base salary;

•	annual incentive compensation;

•	long-term equity compensation;

•	benefit programs;

•	severance benefits; and

•	change in control benefits for certain NEOs.

These components provide competitive compensation packages recognizing and rewarding individual contributions; ensure that executive compensation is aligned with corporate strategies and business objectives; and promote the achievement of key strategic and operating performance measures.

Base Salary. We use base salary as a means of providing steady pay or a fixed source of compensation for our NEOs, allowing them a degree of certainty to attract and retain them. While base salaries are an important component in the overall compensation package, we believe the majority of our NEOs’ compensation should be earned through cash and equity incentive compensation.

Annual Incentive Compensation. Annual incentive compensation is awarded in cash and is used to motivate and reward our employees for achieving certain short-term operating, financial and other business goals as well as individual performance.

Long-Term Equity Compensation. Because short-term performance does not by itself accurately reflect our overall performance or the return realized by our stockholders, we grant equity awards to our employees as a long-term incentive. We believe that providing equity ownership:

•	serves to align the interests of our employees with our stockholders by creating an ownership culture and a direct link between compensation and stockholder return;

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•	creates a significant, long-term interest for our employees to contribute to our success;

•	aids in the retention of employees in a highly competitive market for talent; and

•	allows employees to participate in our longer-term success through potential stock price appreciation.

In determining the appropriate mix of short-term and long-term incentive compensation to our executives and all of our employees, our Compensation Committee and management believe that employees with higher authority, responsibility and ability to significantly influence our growth and profitability should receive their incentive compensation more weighted towards long-term equity to further align their interest with our long-term success. As a result, incentive compensation paid to our CEO is most heavily weighted toward long-term equity incentives, followed by our COO, and then our other NEOs. Long-term equity awards consist of restricted stock awards and PRSUs.

Restricted Stock

Restricted stock awards vest in equal annual installments over three years commencing on the first anniversary of the grant date. The number of shares of restricted stock granted to our NEOs was determined by dividing the dollar value of such awards by the closing price of our common stock on the grant date. Restricted stock awards granted for 2021 performance in January 2022 to our CEO and COO represent 50% of each such NEO’s long-term equity awards. Restricted stock awards granted to our other NEOs represent 75% of each such NEO’s long-term equity awards.

Performance Based Restricted Stock Units (PRSUs)

Our PRSUs cliff vest at the end of three years if certain pre-determined TSR levels are achieved. The number of PRSUs granted to our NEOs was determined by dividing the dollar value of such awards by the grant date fair market value of the PRSUs as determined by an independent valuation consultant. PRSUs granted for 2021 performance in January 2022 to our CEO and COO represent 50% of each of their respective long-term equity awards granted. PRSUs granted to our other NEOs represent 25% of each of their respective long-term equity awards granted.

While a target number of PRSUs was initially granted, the number of PRSUs that will ultimately be earned and vest is tied to how our TSR compares to a peer group of other publicly traded asset managers over the three-year period and could range from 0% to 200% of the target number of PRSUs granted. With respect to the PRSUs granted for 2021 performance in January 2022, the number of PRSUs that will ultimately be earned and vest is determined as follows:

•	If the relative TSR is below the 25th percentile, then 0% of the target number of PRSUs granted will vest.

•	If the relative TSR is at the 25th percentile, then 50% of the target number of PRSUs granted will vest.

•

If the relative TSR is above the 25th percentile, then linear scaling is applied such that the percent of the target number of PRSUs vesting is 100% at the 50th percentile; and capped at 200% of the target number of PRSUs for performance at or above the 85th percentile.

•	If our absolute TSR is negative, the number of PRSUs vesting is capped at 100% of target regardless of the relative TSR percentile.

As stated above in the section titled “Our Compensation Philosophy and Objectives,” those individuals with greater levels of authority and responsibility receive a higher amount of their incentive compensation in the form of equity. Accordingly, we granted a greater proportion of incentive compensation in equity to our NEOs as compared to our other employees. See “2021 Total Compensation” below for further information regarding actual compensation paid to our NEOs.

Benefits and Perquisites. As stated above in the section titled “Our Compensation Philosophy and Objectives,” our NEOs and Compensation Committee agree that perquisites should be rare and limited to those that are important to our employees’ ability to carry out their responsibilities safely and effectively. Our NEOs are entitled to participate in directors’ and officers’ liability insurance, as well as the various benefits made available to our other employees on the same terms as other employees, such as our group health plans, paid vacation and sick leave, basic life insurance, short- and long-term disability benefits and a 401(k) plan with a Company matching contribution of up to 50% of eligible employee contributions.

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Severance Benefits. Certain of our NEOs are entitled to specified benefits in the event of termination of their employment under certain conditions, including partial acceleration of unvested equity awards and specified severance payments and benefits.

Change in Control Benefits. Our CEO, COO and CAO are entitled to specified benefits in the event of involuntary termination of their employment without cause or voluntary termination for good reason within 18 months after a change of control, including acceleration of unvested equity awards and cash severance payments and benefits. In addition, if a change of control occurs within 12 months following the CEO, COO or CAO’s involuntary termination without cause or voluntary termination for good reason, all unvested equity awards will vest on the effective date of the change of control. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under “Potential Payments Upon Termination or Change in Control.”

Our goal in providing severance and change in control benefits is to offer sufficient certainty in compensation such that our executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We believe these benefits assist in maintaining a competitive position in terms of attracting and retaining key executives, which is in the best interests of our stockholders.

Role of the Compensation Committee, Performance Evaluations and Management

The Compensation Committee, which is comprised entirely of independent directors, is responsible for the general oversight of our compensation policies and practices. The Compensation Committee also reviews the overall compensation structure and evaluates the performance of our NEOs in order to determine that compensation is fair, reasonable, competitive and consistent with our compensation philosophies and objectives based on their collective experiences and business judgment. The Compensation Committee engages an independent compensation consultant to provide advice with respect to executive compensation.

The Compensation Committee specifically evaluates the performance of our CEO and, with input from our CEO, the overall performance of our other NEOs. The Compensation Committee also discusses the overall performance and compensation of our NEOs with members of our Board of Directors and presents them with information regarding compensation matters throughout the year as needed.

The Compensation Committee oversees the development, implementation and administration of our compensation programs, including all compensation plans adopted by the Board of Directors under which equity grants are made, and determines and approves performance measures and goals and objectives relevant to the compensation program. In addition, the Compensation Committee evaluates the performance of the CEO in light of those goals and objectives, determines and approves the CEO’s compensation based on this evaluation, reviews and approves the compensation of the other NEOs, reviews and approves all discretionary bonuses to our employees, and reviews and approves employment, severance, and change in control agreements as well as any other supplemental benefits provided to our NEOs and other senior employees under the Compensation Committee’s purview. The Compensation Committee also reviews and makes recommendations to our Board of Directors with respect to directors’ compensation. The Compensation Committee also works with management to annually review and reassess the adequacy of its charter, proposing changes as necessary to our Board of Directors for approval.

Our NEOs play a critical and important role in setting or recommending compensation levels throughout our organization. Our CEO makes incentive compensation recommendations to the Compensation Committee for the NEOs other than the CEO. In considering the CEO’s recommendations, the Compensation Committee evaluates results measured by the performance measures, goals and objectives of our compensation programs as well as qualitative factors to ensure that compensation is fair, reasonable, competitive and consistent with our compensation philosophy and objectives.

Our NEOs work with the Compensation Committee to design and develop compensation programs applicable to all our employees, including recommending changes to existing compensation programs and operational performance targets, preparing analyses of Company financial or operational data or other Compensation Committee briefing materials, analyzing industry data, and, ultimately, implementing the decisions of the Compensation Committee.

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Use of Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co. (“FWC”), a compensation consultant, to provide objective advice on the pay practices, compensation plan design and the competitive landscape for compensation. The compensation consultant also reviews and makes recommendations for the selection process and pay information used for market compensation benchmarking discussed below. WisdomTree pays the cost for FWC’s services. However, the Compensation Committee retains the sole authority to direct, terminate or continue FWC’s services. The Compensation Committee has confirmed the independence of FWC in accordance with SEC and Nasdaq rules and has determined that their work has not raised any conflicts of interest.

Market Compensation Benchmarking

The Compensation Committee monitors relevant market and industry statistics on executive compensation as one of several factors it considers in determining compensation of our NEOs. In making compensation decisions, the Compensation Committee reviews:

Industry surveys. McLagan Partners, Inc., a compensation consulting firm for the financial services industry, prepares annual comprehensive compensation surveys for the asset management industry. These surveys consist of consolidated compensation information of publicly traded and private asset management firms.

Industry peers. Publicly disclosed pay information for certain publicly traded asset management firms that are generally similar in size, market capitalization, product offering or financial metrics as WisdomTree.

The Compensation Committee uses this information to inform compensation decisions and to understand evolving pay trends at asset managers; however, the Compensation Committee recognizes that there are inherent limitations on the comparability and usefulness of the market data, including time lags, differences in scope of responsibilities, geographic differences and other factors. While the Compensation Committee believes such comparative information is useful, such data is intended solely to serve as a reference point to assist the Compensation Committee in its discussions and deliberations.

The Compensation Committee, working with FWC, reviews the appropriateness of the companies included in the industry peer group at the beginning of the year. The peer group median is used to determine the target compensation of the CEO and as a reference point for the other NEOs. The Compensation Committee will adjust the peer group based on metric changes of the peer group average relative to WisdomTree. Relevant metrics considered by the Compensation Committee include AUM, financial metrics, number of employees and market capitalization. Given the consolidation of companies within our peer group over recent years, in 2021 we expanded our peer group to include eight additional financial services companies to ensure statistical validity of data used to assist in the determination of compensation. The 2021 peer group is set forth below:

•	Alliance Bernstein Holding L.P.

•	Artisan Partners Asset Management Inc.

•	B. Riley Financial, Inc.(1)

•	Blucora, Inc.(1)

•	BrightSphere Investments Group Inc.

•	Cohen & Steers, Inc.

•	Diamond Hill Investment Group, Inc.

•	Donnelley Financial Solutions, Inc.(1)

•	Greenhill & Co., Inc.(1)

•	Hercules Capital, Inc.(1)

•	Main Street Capital Corporation(1)

•	Moelis & Company(1)

•	Pzena Investment Management, Inc.

•	Silvercrest Asset Management Group Inc.(1)

•	Victory Capital Holdings, Inc.

•	Virtus Investment Partners, Inc.

•	Westwood Holdings Group, Inc.

(1)	Represents new companies added to the peer group for 2021.

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2021 Incentive Compensation Program and Results

We maintain a performance-based incentive compensation program for our NEOs. The program is designed to determine the proper level of funding for the incentive compensation pool relative to achieving certain quantitative metrics and qualitative results that incentivize growth. For 2021, the achievement of quantitative metrics determined 50% of our total incentive compensation pool with the remaining 50% determined by the Compensation Committee based on qualitative results. This split reflects the Compensation Committee’s desire for a more formulaic bonus plan while recognizing the need to apply some level of judgment in setting appropriate compensation levels to reflect the accomplishment of strategic objectives and individual performance. For 2022, these percentages have been modified to 75% quantitative and 25% qualitative in order to ascribe more weight to quantitative performance metrics.

Actual plan performance is summarized below. The quantitative metrics chosen were considered important performance measurements that our Board of Directors and investors use to measure the health of our business and relative success:

•

Net inflows – derived using broad industry data for the asset management and ETP industry as well as consideration for historical actual performance and analyst expectations. The funded payout is capped at 250% of target.

•

Financial metrics – our total revenues, adjusted operating income and adjusted operating margin which is derived from internal planning activities. We define “adjusted operating income” as operating income, calculated in accordance with GAAP, excluding bonus expense, and we define “adjusted operating margin” as adjusted operating income divided by revenue. The funded payout for these metrics is uncapped (a cap of 250% was introduced for 2022).

•

Relative total shareholder return – our stock performance relative to twelve other publicly traded asset managers and which measures value generated for our stockholders. The funded payout is capped at 250% of target.

($ in thousands) Performance Metrics	Weight	Target	Target Payout	2021 Actuals	Funded %	Funded Payout

Net inflows	9.375%	$3,909,000	$958	$4,661,000	119.2%	$1,143

Total revenues(1)	9.375%	$278,000	$958	$303,900	109.3%	$1,048

Operating income (excluding bonus)(1)	9.375%	$94,000	$958	$123,500	131.4%	$1,259

Operating margin (excluding bonus)(1)	9.375%	33.8%	$958	40.6%	120.1%	$1,151

Relative total shareholder return	12.50%	7 of 13	$1,278	10 of 13	50.0%	$639

Total – Performance:	50.00%		$5,111			$5,239	(2)

Total – Qualitative:	50.00%		$5,111			$6,517

Total – Pool:			$10,222			$11,756

Funding percentage:						115%

(1)

2021 Actuals have been adjusted to account for the impact of foreign exchange fluctuations on targets set at the beginning of the year related to our international operations. These adjustments, which had a negligible impact on the Funded Payout, include a reduction to revenues of $446 and an increase to operating income of $822.

(2)

The net inflows and relative total shareholder return payouts range from 0% to 250% of target. Payouts associated with the financial metrics are uncapped (a cap of 250% was introduced for 2022) and could technically be zero in a circumstance where we earn zero revenues or operating income.

Actual quantitative performance was 102.5% of target. The qualitative amount was determined by the Compensation Committee in consultation with FWC and considered our overall performance including the achievements summarized in the Executive Summary above. This resulted in the incentive compensation plan being funded at 115% of target, a funding level aligned with our non-executive incentive plan.

In recommending and determining the amount of incentive compensation and total compensation for our NEOs, our CEO and Compensation Committee primarily used their business judgment and considered:

•	individual performance;

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Executive Compensation

•	the contribution of our NEOs in achieving the strategic initiatives described above;

•	retention;

•	tenure at the firm;

•	historical compensation;

•	compensation survey data from McLagan and our publicly-traded asset manager peer group; and

•	guidance from FWC.

See “2021 Total Compensation” below for further information regarding actual compensation paid to our NEOs.

2021 Total Compensation

The table below reflects the total compensation awarded for 2021 performance to our NEOs who were serving in their respective positions as of December 31, 2021 in the manner that the Compensation Committee used to evaluate total compensation. This table supplements the Summary Compensation Table below, which is presented in a different format as required by the SEC:

	Base Salary	Incentive Target	Funded %	Incentive Compensation	Total Compensation	Incentive Compensation
($ in thousands) NEO						Short-Term Cash	Restricted Stock	PRSUs(1)	Total

Jonathan Steinberg – CEO	$550	$4,162	115%	$4,787	$5,337	$2,291	$1,248	$1,248	$4,787

Bryan Edmiston – CFO(2)	$294	$ 392	129%	$ 504	$ 798	$ 293	$ 158	$ 53	$ 504

R. Jarrett Lilien – COO	$425	$2,168	110%	$2,381	$2,806	$1,367	$ 507	$ 507	$2,381

Alexis Marinof – HoE(3)	$399	$ 972	110%	$1,069	$1,468	$ 695	$ 280	$ 94	$1,069

Peter M. Ziemba – CAO	$375	$1,175	110%	$1,294	$1,669	$ 841	$ 340	$ 113	$1,294

(1)	PRSUs granted to our CEO and COO represent 50% of the long-term equity awards granted. PRSUs granted to our other NEOs represent 25% of the long-term equity awards granted.
(2)

Mr. Edmiston was appointed to serve as our CFO on June 1, 2021, at which time his base salary was increased from $250 to $325 and his incentive target was increased from $275 to $475. His base salary and incentive target reported in the table have been prorated based on his current and former roles held in 2021.

(3)	Mr. Marinof’s compensation is paid in British pounds. Amounts reflected in the table are reported in U.S. dollars using the average exchange rate of $1.3761.

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Executive Compensation

The following charts reflect the elements of total compensation for our NEOs who were serving in their respective positions as of December 31, 2021 as a percentage of their total compensation based on the chart above:

Risk Analysis of Compensation Policies and Programs

The Compensation Committee has reviewed our overall compensation policies and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of the compensation policies and programs encourages employees to remain focused on both our short- and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, a portion of the equity awards typically vest in equal installments over three years and a portion typically cliff vest after three years in an amount derived from our TSR in relation to a peer group. We believe this encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking.

In addition, we have implemented the following policies to manage risk:

•	we maintain stock ownership guidelines for executive officers and directors as described in this proxy statement under the heading “Stock Ownership Guidelines”;

•

our Insider Trading Policy was recently amended to strictly prohibit hedging, pledging and similar transactions in our common stock by our employees, officers and directors as described in this proxy statement under the heading “Policy Prohibiting Short Sales, Derivatives, Hedging and Pledging”; and

•

the Compensation Committee recently adopted a clawback policy, pursuant to which we may recoup all or a portion of the value of any cash or equity incentive compensation provided to any current or former executive officers and certain other employees in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement under the securities laws.

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Executive Compensation

Tax and Accounting Considerations

We evaluate the effect of accounting and tax treatment of particular forms of compensation on an ongoing basis and make modifications to compensation policies in response where appropriate. Under current U.S. tax rules, compensation paid to our NEOs in excess of $1,000,000 is generally not deductible by us. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our compensation committee considers a variety of factors, including the potential impact of the $1,000,000 deduction limit. While the Compensation Committee is mindful of the benefit of the full deductibility of compensation, it believes that stockholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. Accordingly, while considering tax deductibility as a factor in determining executive compensation, the Compensation Committee may not limit such compensation to levels that will be deductible.

Employment Agreements

The compensation paid to certain of our NEOs is governed by employment agreements, which are described in this proxy statement under the heading “Employment Agreements.”

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to our NEOs is reasonable and appropriate. The Compensation Committee believes that our compensation program gives our NEOs appropriate incentive to contribute to our long-term performance and believes that our compensation structure and practices encourage management to work as a team in an entrepreneurial culture for outstanding stockholder returns, without taking unnecessary or excessive risks. We believe the total compensation opportunities of our compensation packages will allow us to attract and retain talented executives who have helped and who will continue to help us grow as we look to the years ahead.

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SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation earned during the years indicated below by each NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Jonathan Steinberg	2021	550,000	2,291,000	1,463,175	13,000	4,317,175
Chief Executive Officer	2020	550,000	1,325,000	993,637	13,000	2,881,637
	2019	550,000	1,918,000	3,579,809	12,500	6,060,309

Bryan Edmiston(4)	2021	293,750	293,000	69,998	9,750	666,498
Chief Financial Officer

R. Jarrett Lilien	2021	425,000	1,367,314	805,021	13,000	2,610,335
President and Chief Operating Officer	2020	425,000	891,000	240,707	13,000	1,569,707
	2019	375,000	1,000,000	715,959	12,500	2,103,459

Alexis Marinof(5)	2021	399,069	694,931	353,815	50,549	1,498,364
Head of Europe	2020	372,273	537,870	200,209	48,396	1,158,748
	2019	250,137	376,804	92,397	32,518	751,856

Peter M. Ziemba	2021	375,000	840,550	340,893	13,000	1,569,443
Senior Advisor to the CEO and	2020	375,000	551,000	182,936	13,000	1,121,936
Chief Administrative Officer	2019	375,000	760,000	775,624	12,500	1,923,124

Amit Muni(6)	2021	156,250	—	379,821	5,404	541,475
Former Chief Financial Officer	2020	375,000	614,000	163,679	12,500	1,165,179
	2019	375,000	680,000	701,046	12,500	1,768,546
(1)

Amounts reported for 2021 reflect bonuses earned in 2021 and paid in 2022; amounts reported for 2020 reflect bonuses earned in 2020 and paid in 2021; and amounts reported for 2019 reflect bonuses earned in 2019 and paid in 2020.

(2)

Amounts reported include the aggregate accounting grant date fair value of awards made to our NEOs in the respective calendar year for services performed in the prior year and are computed in accordance with FASB ASC 718. The grant date fair value for time-based restricted stock awards is based on the closing price of our common stock on the date of grant. The grant date fair value for PRSUs is calculated using a Monte-Carlo simulation for the award on the grant date and such grant date fair values are set forth in the Grants of Plan-Based Awards table below. The assumptions we used in the valuation of the equity awards are set forth in note 19 of the notes to our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The value of the PRSUs granted to our NEOs in 2021 assuming the highest level of performance is achieved is $1,601,356 for Mr. Steinberg, $881,043 for Mr. Lilien, $203,215 for Mr. Marinof, $195,790 for Mr. Ziemba and $218,142 for Mr. Muni.

(3)	Represents employer contributions to the 401(k) Retirement Plan (and the U.K. pension scheme in respect of Mr. Marinof).
(4)

Mr. Edmiston became our Chief Financial Officer on June 1, 2021. Compensation details for 2019 and 2020 are not disclosed as he was not a NEO during those years. He served as Chief Accounting Officer from April 2018 to May 2021 and as Director – Financial Reporting and Accounting Policy from September 2016 to May 2021.

(5)

Mr. Marinof is paid compensation in British pounds. Amounts reflected herein are reported in U.S. dollars using the average exchange rates of $1.3761, $1.2837 and $1.2773 for the years 2021, 2020 and 2019, respectively.

(6)

Mr. Muni resigned from his position as Chief Financial Officer on May 31, 2021. Accordingly, all of his shares of restricted stock and PRSUs that had not vested as of his termination date were forfeited.

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CEO PAY RATIO

Our compensation and benefits philosophy and the overall structure of our compensation and benefits programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the pay of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

As required by the SEC, we are providing disclosure about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. Therefore, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. For 2021, the annual total compensation of our median employee, determined in accordance with the amounts presented in the “Total” column of the Summary Compensation Table, was $181,999. Our CEO’s annual total compensation, as reported in the Total column of the Summary Compensation Table, was $4,317,175. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is 24 to 1. Our pay ratio estimate has been calculated in a manner consistent with SEC rules using the data and assumptions summarized below.

To identify our median employee, we first determined our employee population as of December 31, 2021, which represented 240 global full-time employees, excluding our CEO. We then measured the employee population’s total compensation as viewed by our Compensation Committee, which is comprised of base salary, cash incentive compensation and long-term incentive compensation granted for the 2021 performance year. We annualized compensation for any employees who were employed for less than the full year and compensation paid in foreign currencies was converted to U.S. dollars based on an average exchange rate for the full year.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to stock awards granted to our NEOs during the year ended December 31, 2021.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Threshold (#)	Target (#)	Maximum (#)

Jonathan Steinberg	1/25/2021	61,686	123,371	246,742	—	800,678
	1/25/2021	—	—	—	123,370	662,497

Bryan Edmiston	1/25/2021	—	—	—	13,035	69,998

R. Jarrett Lilien	1/25/2021	33,939	67,877	135,754	—	440,522
	1/25/2021	—	—	—	67,877	364,499

Alexis Marinof	1/25/2021	7,828	15,656	31,312	—	101,607
	1/25/2021	—	—	—	46,966	252,207

Peter M. Ziemba	1/25/2021	7,542	15,084	30,168	—	97,895
	1/25/2021	—	—	—	45,251	242,998

Amit Muni(2)	1/25/2021	8,403	16,806	33,612	—	109,071
	1/25/2021	—	—	—	50,419	270,750
(1)	Amounts reported represent accounting grant date fair value of awards made to our NEOs in 2021 for services performed in the prior year and are computed in accordance with FASB ASC Topic 718.
(2)

Mr. Muni resigned from his position as Chief Financial Officer on May 31, 2021. Accordingly, all of his shares of restricted stock and PRSUs that had not vested as of his termination date were forfeited.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding stock awards held by our NEOs at December 31, 2021:

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Jonathan Steinberg	1/25/19	149,534	915,148	56,075	343,179
	1/25/20	144,085	881,800	27,016	165,338
	1/25/21	123,370	755,024	61,686	377,518

Bryan Edmiston	1/25/21	13,035	79,774	—	—

R. Jarrett Lilien	1/25/19	29,907	183,031	11,215	68,636
	1/25/20	34,904	213,612	6,545	40,055
	1/25/21	67,877	415,407	33,939	207,707

Alexis Marinof	1/25/19	4,797	29,358	—	—
	1/25/20	29,032	177,676	5,444	33,317
	1/25/21	46,966	287,432	7,828	47,907

Peter M. Ziemba(5)	1/25/19	32,400	198,288	12,150	74,358
	1/25/20	26,527	162,345	4,974	30,441
	1/25/21	45,251	276,936	7,542	46,157

Amit Muni		—	—	—	—
(1)

These unvested shares of restricted stock vest at a rate of 33 1/3% each year starting one year from the date of grant, subject to continued employment. See “Potential Payments upon Termination or Change in Control” for a description of the accelerated or continued vesting provisions upon termination, retirement or change in control.

(2)	The market value of such holdings is based on the closing price of $6.12 per share of our common stock as reported on December 31, 2021.
(3)

These unvested PRSUs cliff vest three years from the grant date. The number of shares of common stock to be issued will be determined based on the TSR of our common stock relative to the respective TSRs of companies in our peer group, each measured over a three-year period from the grant date. The number of shares of common stock above reflect threshold amounts (i.e., 50% of target), and the number of shares of common stock to be issued upon vesting of the PRSUs will range between 0% to 200% of target. The amounts reported are based on achieving threshold performance as our 2019, 2020 and 2021 relative TSR performance did not exceed the threshold level. See “Potential Payments upon Termination or Change in Control” for a description of the accelerated or continued vesting provisions upon termination, retirement or change in control.

(4)	The amounts reported are based on achieving threshold performance as our 2019, 2020 and 2021 relative TSR performance did not exceed the threshold level.
(5)	All of Mr. Ziemba’s unvested shares of restricted stock and PRSUs will remain outstanding and continue to vest upon his Normal Retirement (as defined in the agreements representing such awards).

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Executive Compensation

OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each NEO, all share-based incentive plan awards that vested and were exercised during the year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jonathan Steinberg	—	—	259,793	1,395,088

Bryan Edmiston	—	—	11,529	61,911

R. Jarrett Lilien	—	—	48,314	259,446

Alexis Marinof	—	—	20,238	108,678

Peter M. Ziemba	—	—	57,127	306,772

Amit Muni	75,000	20,843	53,572	287,682
(1)

The value realized on exercise of stock options was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. The market price was determined to be the closing price of our common stock on the date of exercise.

(2)

Amounts in this column were calculated by multiplying the number of shares that vested by the closing price of our common stock on the vesting date. If the vesting date was a weekend or holiday, the prior business day was used to value the shares.

EMPLOYMENT AGREEMENTS

CEO, COO and CAO

We have entered into employment agreements with each of Jonathan Steinberg, R. Jarrett Lilien and Peter M. Ziemba to serve for an indefinite term, and on an “at will” basis. The terms of the employment agreements for each of these NEOs are substantially identical except for the annual base salary payable to each of them, which for Messrs. Steinberg, Lilien and Ziemba is $550,000, $425,000 and $375,000, respectively. Each of these NEOs is eligible to receive such incentive compensation as may be determined by the Board of Directors or Compensation Committee and to participate in our standard benefit plans. The employment agreements contain employee confidentiality, assignment of inventions and non-solicitation of employees provisions, as well as non-competition provisions which are applicable as described below. In addition, if a “change of control” (as defined in the employment agreements) occurs, all equity awards will vest on the effective date of the change of control. Each of these NEOs also is entitled to the following benefits in the event of the termination of his employment:

Termination Without Cause or Resignation for Good Reason. The employment agreements provide that if we terminate the NEO’s employment for any reason, we will pay the NEO his base salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation. In addition, if (i) we terminate the NEO’s employment other than due to his death or “disability,” or for “cause” (each as defined in the employment agreements) or (ii) the NEO resigns for “good reason” (as defined in the employment agreements and, either of (i) or (ii), an “Involuntary Termination”) and he (A) enters into and does not revoke a release agreement and (B) complies with a three-month restrictive covenant from the date of termination, we will pay the NEO:

•	one year’s base salary, which we refer to as Annual Base Salary;

•

a pro rata portion of an amount equal to 50% of the incentive compensation that the NEO would have received in the year of termination based upon our performance, which we refer to as Termination Year Cash Incentive Compensation; and

•	50% of the average incentive compensation paid to the NEO in the preceding three years, which we refer to as Average Cash Incentive Compensation.

56    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Executive Compensation

The Termination Year Cash Incentive Compensation will be paid when we pay incentive compensation for the termination year to non-terminated senior executives. The Annual Base Salary and Average Cash Incentive Compensation will be paid in substantially equal installments over a 12-month period. The NEO also may elect to have us pay for COBRA insurance coverage for a one-year period following the date of termination. The employment agreements also provide that any equity award that would have vested in the 12-month period that immediately follows the date of termination will vest immediately upon termination, and unvested awards will remain outstanding for 12 months following the date of termination. In addition, if a change of control of our Company occurs within 12 months after the date of Involuntary Termination, all equity awards will vest on the effective date of the change of control.

Involuntary Termination Within 18 Months After a Change of Control. In the event of the NEO’s Involuntary Termination within 18 months after a change of control, and the NEO’s (i) entry into and non-revocation of a release agreement and (ii) compliance with a 12-month restrictive covenant from the date of termination, we will pay the NEO his salary through the termination date and the earned but unpaid cash portion of his prior year incentive compensation plus:

•	an amount equal to 1.75 times the Annual Base Salary;

•	a pro rata portion of the Average Cash Incentive Compensation based on the number of days the NEO was employed during the year of termination; and

•	an amount equal to 1.75 times the Average Cash Incentive Compensation.

Such amounts will be paid in one lump sum. The NEO also may elect to have us pay for COBRA insurance coverage for a 21-month period following the date of termination. In addition, any new equity awards granted within 18 months after a change of control that would have vested in the 21-month period that immediately follows the date of termination will vest immediately.

Termination for Cause or Voluntary Resignation Without Good Reason. If we terminate the NEO’s employment for cause or he voluntarily resigns without good reason, we may elect to enforce a three-month restrictive covenant in consideration for which we will pay the NEO: (i) 25% of the Annual Base Salary; (ii) an amount equal to 12.5% of the Average Cash Incentive Compensation; and (iii) an amount equal to 25% of the value of any equity awards that would have vested in the one-year period following the date of termination if no termination had occurred. Such amounts will be paid in substantially equal installments over a three-month period. The NEO also may elect to have us pay for COBRA insurance coverage for a three-month period following the date of termination.

Head of Europe

We have entered into an employment agreement with Alexis Marinof for an indefinite term. His current base salary is £290,000 ($399,069 using the average exchange rate of $1.3761 for 2021) and he is eligible to participate in any annual incentive plan established by our Board of Directors or Compensation Committee and to participate in our standard benefit plans. He also is subject to requirements relating to employee confidentiality, assignment of inventions and non-solicitation of employees. Either we or Mr. Marinof may terminate the employment agreement without cause upon not less than three months’ prior written notice, in which case we may choose to pay his base salary in lieu of notice and impose a period of garden leave for the length of the notice period. In addition, we may terminate Mr. Marinof’s employment immediately in certain circumstances described in his employment agreement, in which case Mr. Marinof would not be entitled to any payments or benefits.

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Executive Compensation

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described above under “Employment Agreements,”

•

all of our NEOs except Bryan Edmiston and Alexis Marinof are entitled to payments and benefits in the event of: (i) an Involuntary Termination; (ii) a termination of employment by the Company for cause or voluntary resignation by the NEO without good reason if we elect to enforce a three-month restrictive covenant; and (iii) an Involuntary Termination within 18 months after a change of control;

•

Bryan Edmiston is an “employee at will” and, except for vesting of PRSUs upon an Involuntary Termination or change of control, is not entitled to payments and benefits in the event of termination of employment for any reason; and

•	Alexis Marinof is entitled to payments and benefits in the event of a termination for any reason other than his death or disability or for cause.

This section is intended to discuss post-employment payments to our NEOs, assuming the termination from employment occurred on December 31, 2021. Due to the number of factors that affect the nature and amount of any benefits provided upon the occurrence of the events discussed in this section, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

The terms of the PRSUs awarded to our NEOs provide for accelerated vesting of all or a portion of the PRSUs upon an Involuntary Termination. Also, if a change of control occurs during the 12-month period following an Involuntary Termination, all or a portion of the PRSUs will vest on the effective date of a change of control. Pursuant to the payout calculation set forth in the PRSU agreements, the dollar value of PRSUs that would have vested upon an Involuntary Termination or a change of control on December 31, 2021 was zero and is therefore not reflected in the table below.

58    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Executive Compensation

Name	Involuntary Termination Without Cause or for Good Reason ($)		Termination for Cause or Voluntary Resignation Without Good Reason ($)		Involuntary Termination Within 18 Months After a Change of Control ($)
Jonathan Steinberg
Severance Arrangements	3,858,259	(1)	523,731	(2)	5,199,453	(3)
Acceleration of Unvested Equity Awards	1,607,718	(4)	401,929	(5)	2,551,973	(6)
Total	5,465,977		925,660		7,751,426
Bryan Edmiston
Severance Arrangements	—		—		—
Acceleration of Unvested Equity Awards	—		—		—
Total	—		—		—
R. Jarrett Lilien
Severance Arrangements	1,832,445	(1)	274,590	(2)	2,560,466	(3)
Acceleration of Unvested Equity Awards	428,302	(4)	107,076	(5)	812,051	(6)
Total	2,260,747		381,666		3,372,517
Alexis Marinof
Severance Arrangements	97,817	(7)	—		97,817	(7)
Acceleration of Unvested Equity Awards	—		—		—
Total	97,817		—		97,817
Peter M. Ziemba
Severance Arrangements	1,425,775	(1)	219,165	(2)	2,011,646	(3)
Acceleration of Unvested Equity Awards(8)	371,766	(4)	92,941	(5)	637,569	(6)
Total	1,797,541		312,106		2,649,215
Amit Muni(9)
Severance Arrangements	—		—		—
Acceleration of Unvested Equity Awards	—		—		—
Total	—		—		—
(1)

Represents an amount equal to the sum of: (i) Annual Base Salary; (ii) Termination Year Cash Incentive Compensation; (iii) Average Cash Incentive Compensation; and (iv) the value of COBRA benefits for 12 months.

(2)

Represents an amount equal to the sum of: (i) 25% of the Annual Base Salary; (ii) 12.5% of the Average Cash Incentive Compensation; and (iii) the value of COBRA benefits for three months. The amounts are only payable if we elect to enforce a three-month restrictive covenant as described under “Employment Agreements.”

(3)

Represents an amount equal to the sum of: (i) 1.75 times the Annual Base Salary; (ii) the Average Cash Incentive Compensation; (iii) 1.75 times the Average Cash Incentive Compensation; and (iv) the value of COBRA benefits for 21 months.

(4)

Represents the dollar value of restricted stock that would have vested in the 12-month period following the date of termination based on the closing price of our common stock of $6.12 on December 31, 2021. In addition, if a change of control occurs within 12 months after the date of termination, all unvested equity awards will vest on the effective date of the change of control. The dollar value of all equity awards that would vest upon a change of control in the 12-month period following the date of termination based on the closing price of our common stock of $6.12 on December 31, 2021 is as follows: Mr. Steinberg: $2,551,973; Mr. Lilien: $812,051; and Mr. Ziemba: $637,569.

(5)

Represents 25% of the dollar value of restricted stock that would have vested in the one-year period following the date of termination based on the closing price of our common stock of $6.12 on December 31, 2021.

(6)

Represents the dollar value of restricted stock that immediately vests upon a change of control based on the closing price of our common stock of $6.12 on December 31, 2021. In addition, any new equity awards granted within 18 months after a change of control that would have vested in the 21-month period immediately following the date of termination will vest immediately.

(7)

Represents an amount equal to three months’ base salary, pursuant to the terms of Mr. Marinof’s employment agreement. The amount reflected herein is reported in U.S. dollars using the exchange rate of $1.3492 at December 31, 2021.

(8)	All of Mr. Ziemba’s unvested shares of restricted stock and PRSUs will remain outstanding and continue to vest upon his Normal Retirement (as defined in the agreements representing such awards).
(9)	Mr. Muni resigned from his position as Chief Financial Officer on May 31, 2021 and he did not receive any severance payments or benefits upon his resignation.

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Proposal 5

Approval of the 2022 Equity Plan

We have long had in effect stock-based incentive plans that have allowed us to grant employees, officers, non-employee directors and other key persons various types of equity-based awards. These programs reflect the Board of Directors’ belief that encouraging stock ownership serves to attract, retain and motivate these individuals by providing a direct financial interest in our continued success. The Board of Directors also believes that equity-based compensation closely aligns employees’ interests with those of our stockholders and provides a strong incentive for plan participants to remain in our service.

On March 31, 2022, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the new 2022 Equity Plan (“2022 Plan”), subject to stockholder approval. A copy of the 2022 Plan is attached as Appendix B to this proxy statement and is incorporated herein by reference. The following description of the 2022 Plan is qualified in its entirety by reference to Appendix B. We are asking you to approve the 2022 Plan. Approving the 2022 Plan would further the Board’s objectives by allowing us to continue to grant long-term equity compensation for approximately five years.

If the 2022 Plan is not approved, we do not expect to have sufficient shares available to meet our anticipated long-term equity compensation needs for 2022 under the 2016 Equity Plan (the “Prior Plan”). Prior to approval of the 2022 Plan by stockholders, awards may be made under the 2022 Plan subject to approval of the 2022 Plan by stockholders. Following stockholder approval of the 2022 Plan, no further awards will be made under the Prior Plan, but the Prior Plan will continue to govern outstanding awards made thereunder.

If the 2022 Plan is approved by stockholders, we will have 16,000,000 shares of common stock authorized for issuance thereunder, less one share for every share granted under the Prior Plan after March 31, 2022. The 2022 Plan provides for certain increases and decreases in the number of shares available for grant, as described below under “Shares Subject to the 2022 Plan.” The 16,000,000 shares are inclusive of, and not in addition to, the 2,304,326 shares of common stock remaining available for future grants under the Prior Plan as of March 31, 2022.

OVERVIEW

The 2022 Plan provides us with the flexibility to develop and deliver a long-term equity incentive program that is competitive, attracts and retains key talent, and meets current and evolving compensation practices. Additionally, the 2022 Plan contains key features to protect the interests of our stockholders, which include the following:

•

No “Evergreen.” The maximum number of shares of common stock to be issued under the 2022 Plan is 16,000,000, less one share for every share granted under the Prior Plan after March 31, 2022; there is no annual increase in the number of shares available for issuance under the 2022 Plan.

•

No Dividends Paid on Unvested Awards for All Equity Award Types. Under the 2022 Plan, no dividends or dividend equivalents are paid on any unvested awards. Dividends on unvested restricted stock awards granted under the 2022 Plan will not be paid when declared, but instead will accrue and not be paid unless and until the restricted stock award vests. Dividend equivalent rights granted as a component of an award of restricted stock units may be paid only if and when the related award becomes vested.

•

No Liberal Share Recycling of Stock Options or Stock Appreciation Rights. Under the 2022 Plan, shares withheld or delivered to satisfy the exercise price or tax obligations with respect to stock options and stock appreciation rights are not added back to the number of shares available for grant under the 2022 Plan. In addition, upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool and shares of common stock repurchased on the open market are not added to the number of shares reserved under the 2022 Plan.

•	Director Compensation Limit. The value of all equity awards made under the 2022 Plan and all other cash compensation we pay to any non-employee director in any calendar year may not exceed $750,000.

•	Minimum Vesting Periods. Minimum vesting periods are generally required for grants of all awards under the 2022 Plan.

60    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

Proposal 5

•

No Discount Stock Options or Stock Appreciation Rights. The exercise price of stock options and stock appreciation rights must equal at least 100% of the fair market value of the underlying common stock on the date of grant, subject to certain limited exceptions.

•

No “Liberal” Change in Control Definition. The change in control definition in the 2022 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2022 Plan to be triggered.

•

No Repricing. Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation and re-grant or cancellation in exchange for cash or other awards or otherwise.

•

No Dividend Equivalent Rights on Stock Options or Stock Appreciation Rights. Under the 2022 Plan, no dividend equivalent rights may be granted with respect to stock options or stock appreciation rights.

•	Stockholder Approval Required for All Material Amendments. Any material amendment to the 2022 Plan is subject to approval by our stockholders.

DETERMINATION OF THE NUMBER OF SHARES SUBJECT TO THE 2022 PLAN

As of March 31, 2022, we had 146,560,232 shares of common stock issued and outstanding. The market value of one share of our common stock on March 31, 2022 on the Nasdaq Global Select Market, as determined by reference to the closing sale price, was $5.87.

In setting and recommending to stockholders the number of shares reserved under the 2022 Plan, the Board considered a number of factors. These factors, among others, included:

•

Prior Plan equity awards. The following table sets forth the number of time-based restricted shares (“RSAs”), time-based restricted stock units (“RSUs”) granted and the number of performance-based restricted stock units (“PRSUs”) earned in each of the last three fiscal years under the Prior Plan. In addition, the table provides the weighted average number of shares of common stock outstanding in the year indicated. No other equity-based awards were granted during these periods:

Fiscal Year	Number of RSAs Granted	Number of RSUs Granted	Number of PRSUs Earned(1)	Weighted Average Number of Shares of Common Stock Outstanding

2021	1,642,266	31,170	—	143,847,000

2020	1,653,186	32,901	—	148,682,000

2019	2,794,703	35,283	—	151,823,000
(1)

With respect to PRSUs in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the PRSUs granted (target amounts) during the foregoing three-year period were as follows: 257,043 shares in 2021, 117,013 shares in 2020, and 270,872 shares in 2019.

•

Three-Year Average Burn Rate. Our three-year average burn rate (2019-2021) of approximately 2.08% is lower than the ISS industry category burn rate threshold of 4.22%. Burn rate is defined as the number of shares subject to RSAs and RSUs granted and PRSUs earned in a year divided by the weighted average common shares outstanding for that year. In accordance with the policies of certain institutional investors, our full-value equity awards are subject to a multiplier of 1.5 for purposes of calculating the burn rate;

•	Plan Duration. The 2022 Plan is expected to cover awards for more than five years based on historical grant practices and the recent trading price of our common stock; and

•

Potential dilution or “overhang.” The Board also considered the potential dilution or “overhang” that would result from adopting the 2022 Plan, including the policies of certain institutional investors and major proxy advisory firms. Total overhang is calculated as all outstanding awards plus remaining shares available for grant, divided by total shares outstanding plus all outstanding awards and remaining shares available for grant.

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Proposal 5

The following table sets forth certain information as of March 31, 2022, unless otherwise noted, with respect to our equity compensation plans:

Stock Options/SARs Outstanding	—

Weighted-Average Exercise Price of Outstanding Stock Options/SARs	—

Weighted-Average Remaining Term of Outstanding Stock Options/SARS	—

Total Stock-Settled Full-Value Awards Outstanding	4,242,541

Proposed share reserve under the 2022 Plan(1)	16,000,000

Basic common shares outstanding as of March 31, 2022	146,560,232
(1)

The proposed share reserve is subject to reduction for any awards granted under the Prior Plan after March 31, 2022. As of March 31, 2022, there were 2,304,326 shares available for future grant under the Prior Plan. Upon stockholder approval of the 2022 Plan, no further awards will be made under the Prior Plan.

•

Total overhang under the Prior Plan as of December 31, 2021 was 5.0%. Our overhang as of December 31, 2021, on a pro forma basis assuming that the 16,000,000 share reserve under the 2022 Plan was authorized as of December 31, 2021, would have been 12.0%.

•

The Board also considered total overhang under the Prior Plan as of March 31, 2022, which was 4.3%. The overhang as of March 31, 2022, on a pro forma basis assuming that the 16,000,000 share reserve under the 2022 Plan was authorized as of March 31, 2022, would have been 12.1%.

SHARES SUBJECT TO THE 2022 PLAN

Under the 2022 Plan, there are 16,000,000 shares available for awards, subject to the following decreases and increases. The number of shares available under the 2022 Plan will be:

•	reduced by one share for each share subject to an award granted under the Prior Plan after March 31, 2022;

•	increased by any stock options or awards that are forfeited, cancelled, cash-settled or otherwise terminated;

•	increased by the number of shares underlying awards other than a stock option or stock appreciation right that are tendered to or held back by us to satisfy tax withholding requirements; and

•	increased on the same basis as set forth in the preceding two items with respect to awards under the Prior Plan, if such awards were outstanding after March 31, 2022.

In addition,

•

substitute awards, which are awards granted in assumption of, or in substitution or exchange for, awards previously granted by a company that we may acquire or with which we may combine, will not reduce or increase the shares available under the 2022 Plan;

•

shares tendered or withheld to satisfy the exercise price or tax withholding obligations upon exercise of a stock option or stock appreciation right granted under the 2022 Plan or the Prior Plan will not be added to the number of shares reserved under the 2022 Plan; and

•

the 2022 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2022 Plan, to certain limits in the 2022 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

LIMITATIONS ON GRANTS

•	No more than 16,000,000 shares may be issued in the form of incentive stock options; and

•

Notwithstanding the foregoing limitation, the maximum grant date fair value of all awards granted under the 2022 Plan and all other cash fees we pay to any one non-employee director in any calendar year may not exceed $750,000.

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Proposal 5

SUMMARY OF THE 2022 PLAN

Plan Administration

The 2022 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2022 Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers, including our CEO, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility

Persons eligible to participate in the 2022 Plan are those officers and other employees, non-employee directors and consultants of the Company and its affiliates as selected from time to time by the Compensation Committee in its discretion. As of March 31, 2022, 277 individuals were eligible to participate in the 2022 Plan, which includes eight executive officers, 245 employees who are not executive officers, six non-employee directors and 18 consultants.

Types of Awards

Stock Options. The 2022 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) options that do not so qualify. Options granted under the 2022 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The 2022 Plan provides that any option intended to be an incentive stock option that is granted to an optionee who owns more than 10% of our common stock must have a term of no more than five years from the date of grant.

The exercise price of each stock option will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the common stock on the date of grant (110% in the case of an incentive stock option granted an optionee who owns more than 10% of our common stock), except in the limited circumstances of (i) stock options granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the Code, (ii) stock options granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the stock option is otherwise compliant with Section 409A. The 2022 Plan defines “fair market value” by reference to market quotations of our common stock on the Nasdaq Global Select Market, The New York Stock Exchange or other national securities exchange where our common stock is listed or traded on the date of grant.

Upon exercise of stock options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2022 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

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Proposal 5

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant, except in the limited circumstances of (i) stock appreciation rights granted pursuant to a transaction described in and in a manner consistent with Section 424(a) of the Code, (ii) stock appreciation rights granted to individuals not subject to U.S. income tax on the date of grant or (iii) if the stock appreciation right is otherwise compliant with Section 409A. The maximum term of a stock appreciation right is ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or other service relationship through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to a restricted stock award, including regular cash dividends, shall not be paid unless and until the awards vests.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock (or cash to the extent explicitly provided for in the relevant award certificate) and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment or service relationship with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Unrestricted Stock Awards. The Compensation Committee may also grant (or sell at par value or such higher price as determined by the Compensation Committee) shares of common stock that are free from any restrictions under the 2022 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination of cash and common stock, in a single installment or installments, as specified in the award. Dividend equivalent rights may not be granted with respect to any stock options or stock appreciation rights.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2022 Plan to participants. The cash bonuses may be subject to the achievement of pre-established performance goals.

Minimum Vesting Condition

The minimum vesting period for each equity award granted under the 2022 Plan must be at least one year, provided (i) that up to 5% of the shares authorized for issuance under the 2022 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (ii) annual awards to non-employee directors that occur in connection with our annual meeting of stockholders may vest on the date of our next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Compensation Committee may grant equity awards that vest within one year (a) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (b) if such awards are being granted in lieu of fully vested cash compensation.

Prohibition on Repricing

Other than as permitted under the 2022 Plan to appropriately reflect changes in our capital structure or in connection with a change in control, without stockholder approval, the Compensation Committee is prohibited from reducing the

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Proposal 5

exercise price of outstanding stock options or stock appreciation rights, effecting repricing through cancelling and re-granting or cancelling stock options or stock appreciation rights in exchange for cash or other awards, or taking any action with respect to a stock option or stock appreciation right that would be treated as a repricing under Nasdaq rules.

Change in Control Provisions

The 2022 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2022 Plan, all awards under the 2022 Plan will automatically terminate, unless the parties to the sale event agree that such awards will be assumed, continued or substituted by the successor entity. In the event of such termination, we will have the option (in our sole discretion) to make or provide for the payment, in cash or in kind, to the participants holding stock options and stock appreciation rights, of an amount equal to the difference between the sale price multiplied by the number of shares of common stock subject to outstanding stock options and stock appreciation rights and the aggregate exercise price of all such outstanding stock options and stock appreciation rights, or each participant will be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such participant. We will also have the option (in our sole discretion) to make or provide for a payment, in cash or in kind, to the participants holding other awards in an amount equal to the sale price multiplied by the number of vested shares of common stock under such awards. Notwithstanding the foregoing, and except as otherwise provided by the Compensation Committee in the award agreement, the Compensation Committee, in its discretion, may determine to accelerate the vesting of all outstanding awards with time-based vesting, conditions and restrictions or with conditions and restrictions relating to the attainment of performance goals, immediately prior to, or during a specified period of time following, the effective time of a sale event or a “change in control event,” as defined in the 2022 Plan, or to the extent specified in the relevant award certificate.

Equitable Adjustments

The 2022 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2022 Plan, to certain limits in the 2022 Plan, and to any outstanding awards under the 2022 Plan to reflect any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar event.

Clawback Policy

Awards under the 2022 Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or similar policy that we may have in effect from time to time and (ii) applicable law. Further, to the extent that the participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of an award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to us.

Tax Withholding

Participants in the 2022 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of stock options or stock appreciation rights or vesting of other awards. The Compensation Committee may require our tax withholding obligations to be satisfied, in whole or in part, by withholding shares of common stock to be issued pursuant to any award. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of common stock issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.

Amendments and Termination

The Board may at any time amend or discontinue the 2022 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.

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Proposal 5

However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules, any amendments that materially change the terms of the 2022 Plan will be subject to stockholder approval. Amendments also will be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date

The Board approved the 2022 Plan on March 31, 2022, and the 2022 Plan will become effective on the date it is approved by stockholders. Awards of incentive stock options may be granted under the 2022 Plan until March 31, 2032. No other awards may be granted under the 2022 Plan after the date that is 10 years from the date of stockholder approval. If the 2022 Plan is not approved by stockholders, the Prior Plan will continue in effect until it expires, and awards may be granted under the Prior Plan, in accordance with its terms.

NEW PLAN BENEFITS

Because the grant of awards under the 2022 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2022 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2022 Plan, the following table provides information concerning the RSAs, RSUs and PRSUs (target amount) that were granted to the following persons and groups during 2021: each NEO; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. No equity-based awards other than RSAs, RSUs and PRSUs were granted during 2021.

	RSAs		RSUs		PRSUs

Name and Position	Dollar Value ($)(1)	Number (#)	Dollar Value ($)(1)	Number (#)	Dollar Value ($)(1)	Number (#)

Jonathan Steinberg, CEO	662,497	123,370	—	—	800,678	123,371

Bryan Edmiston, CFO	69,998	13,035	—	—	—	—

R. Jarrett Lilien, COO	364,499	67,877	—	—	440,522	67,877

Alexis Marinof, HoE	252,207	46,966	—	—	101,607	15,656

Peter M. Ziemba, CAO	242,998	45,251	—	—	97,895	15,084

Amit Muni, Former CFO(2)	270,750	50,419	—	—	109,071	16,806

All current executive officers, as a group (8 individuals)	1,999,192	372,289	—	—	1,559,138	240,237

All current directors who are not executive officers, as a group (6 individuals)(3)	539,180	85,421	—	—	—	—

All current employees who are not executive officers, as a group(4)	5,427,386	1,002,214	166,772	30,718	—	—
(1)

Calculated based on the grant date fair value for the respective awards. The grant date fair value for RSAs and RSUs is based on the closing price of our common stock on the date of grant. The grant date fair value for PRSUs (target amount) is calculated using a Monte-Carlo simulation for the award on the grant date and such grant date fair values are set forth in the Grants of Plan-Based Awards table on page 54 of this proxy statement. The assumptions we used in the valuation of the equity awards are set forth in Note 19 of the notes to our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	Mr. Muni resigned from his position as Chief Financial Officer on May 31, 2021. Accordingly, all of his RSAs and PRSUs that had not vested as of his termination date were forfeited.
(3)

Represents annual award of shares of common stock with a value of $100,000 granted at the meeting of the Board of Directors immediately following the 2021 annual meeting of stockholders to all non-employee directors serving on that date.

(4)

Represents 156 current employees who received RSAs and two current employees who received RSUs during 2021. As of March 31, 2022, there were 245 employees who are not executive officers who are eligible to receive awards under the 2022 Plan.

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Proposal 5

FEDERAL TAX CONSEQUENCES UNDER THE 2022 PLAN

The following is a summary of the principal federal income tax consequences of certain transactions under the 2022 Plan. It does not describe all federal tax consequences under the 2022 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. However, the exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the post-termination exercise period limits described above do not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, the appreciation or depreciation between the date of exercise and the date of disposition is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, is settled or becomes non-forfeitable, unless the award provides for a further deferral.

Internal Revenue Code Section 162(m). Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

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Proposal 5

REQUIRED VOTE

The affirmative vote of a majority of votes cast on this proposal is required for the approval of the 2022 Plan. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2022 EQUITY PLAN

(PROPOSAL NO. 5 ON YOUR PROXY CARD)

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Proposal 5

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)

Equity compensation plans approved by security holders	605,676	(3)	N/A	3,984,854

Equity compensation plans not approved by securityholders	—		—	—

Total	605,676		N/A	3,984,854
(1)	There were no outstanding options or warrants as of December 31, 2021.
(2)	Represents shares available for issuance under our Prior Plan as of December 31, 2021.
(3)

Includes 54,990 shares issuable upon the vesting of RSUs and 550,686 shares issuable upon the vesting of PRSUs under our Prior Plan, with the actual number of shares to be issued upon vesting of the PRSUs to range between 0% to 200% of this number. There are no options outstanding under the Prior Plan.

As of March 31, 2022, we had the following equity awards outstanding under the Prior Plan: 3,526,697 RSAs, 47,656 RSUs and 668,188 PRSUs. There were no stock options outstanding under the Prior Plan.

The number of shares of our common stock that may be issued with respect to awards granted under the 2022 Plan on or after March 31, 2022 is 16,000,000, subject to decrease and increase as described above under “Shares Subject to the 2022 Plan.” The 16,000,000 shares are inclusive of, and not incremental to, the 2,304,326 shares of common stock remaining available for future grants under the Prior Plan as of March 31, 2022. Upon the adoption of the 2022 Plan by stockholders, awards may no longer be granted under the Prior Plan.

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Proposal 6

Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Declassify Our Board

Our Board of Directors has approved an amendment to our Charter to phase out the classification of the Board of Directors over a two-year period commencing at the Annual Meeting. We refer to this proposal as the “Declassification Amendment Proposal.” Our Board currently consists of nine directors divided into three classes (Class I, Class II and Class III), and directors in each class are elected to serve three-year staggered terms that expire in successive years.

Supporters of board classification believe that staggered boards promote continuity, stability and a long-term orientation among directors, as well as protect a company from an unsolicited, hostile takeover proposal in which the entire board could otherwise be replaced all at once in a single election. Although these are important benefits, there is a strong sentiment that classified boards reduce stockholders’ ability to hold directors accountable because a classified structure does not enable stockholders to evaluate all directors’ performances annually. Moreover, classified boards arguably limit the most effective method by which stockholders can influence corporate governance policies and hold management accountable. Proponents of declassified boards also contend that a classified structure can work as an impediment to value enhancing bids and are associated with a reduction in a company’s valuation, while declassified boards promote board diversity and refreshment and provide companies with the flexibility and agility to modify board composition in response to evolving skill set and expertise needs.

In light of the foregoing considerations, having a declassified board composed of annually elected directors is viewed as a corporate governance best practice. Accordingly, the general governance trend has been towards declassification, with 87.5% of S&P 500 companies and 64.4% of S&P 600 companies having annually elected boards. Institutional stockholders and proxy advisory firms also strongly support declassification. For example, both Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. generally recommend voting in favor of proposals to repeal classified boards and to elect all directors annually.

Our Nominating and Governance Committee and Board of Directors regularly consider a broad range of corporate governance matters and are committed to adopting governance practices that are beneficial to the Company and our stockholders. In reaching its determination and in connection with the approval of the Cooperation Agreement with the Investor Group, our Board carefully weighed the merits of retaining the classified board structure versus declassifying our Board and considered the growing support for and trend towards the annual election of directors. Our Board ultimately concluded that the benefits to our stockholders of annual elections for each director outweigh the benefits of keeping our Board classified. Consequently, our Board concluded that the Declassification Amendment Proposal is in the best interests of the Company and our stockholders, and has unanimously recommended that our stockholders vote in favor of the Declassification Amendment Proposal.

If the Declassification Amendment Proposal is approved at the Annual Meeting, our classified board structure would be phased out, and the annual election of the entire Board would be phased in over a two-year period commencing at the Annual Meeting and concluding at the 2024 annual meeting of stockholders. Thus, if the Declassification Amendment Proposal is approved, from and after the 2024 annual meeting of stockholders, all members of our Board would be elected at the same time to serve an annual (one-year) term.

If our stockholders approve the Declassification Amendment Proposal (i) our Class II directors will be elected at the Annual Meeting for a term of office expiring at the 2023 annual meeting of stockholders, (ii) the Class II and Class III directors will be elected at the 2023 annual meeting of stockholders for terms of office expiring at the 2024 annual meeting of stockholders, and (iii) the Class I, Class II and Class III directors will be elected at the 2024 annual meeting of stockholders and each annual meeting thereafter, for terms of office expiring at the next annual meeting.

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Proposal 6

If our stockholders approve the Declassification Amendment Proposal, the proposed amendment would not affect the term of any director currently serving in a class who was elected prior to the Annual Meeting, each of whom will complete his or her three-year term expiring at the 2023 annual meeting of stockholders or the 2024 annual meeting of stockholders, as applicable. If the proposed amendment is approved, director-nominees elected at the 2023 annual meeting of stockholders would be elected for a one-year term to expire at the 2024 annual meeting of stockholders. Director-nominees elected at the 2024 annual meeting of stockholders and all subsequent annual meetings would also be elected to serve for an annual term expiring at the immediately following annual meeting.

Under Delaware law, members of a classified board of directors may be removed only for cause unless otherwise provided in the corporation’s certificate of incorporation. Currently, our Charter provides that our directors can be removed only for cause, and only by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of shares of capital stock outstanding and entitled to vote. If the Declassification Amendment Proposal is approved by our stockholders, our Charter would also be amended to provide that from and after the 2024 annual meeting of stockholders, directors may be removed, with or without cause and only by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of shares of capital stock outstanding and entitled to vote.

The amendment to our Charter to implement the Declassification Amendment Proposal is set forth in the certificate of amendment to our Charter, which is attached as Appendix A to this proxy statement. If the Declassification Amendment Proposal is approved by our stockholders, we will promptly file the certificate of amendment to our Charter attached hereto as Appendix A during the Annual Meeting. If the Declassification Amendment Proposal is not approved by our stockholders, our Board will remain classified. This description of the proposed amendment to Article V of our Charter is only a summary and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed amendment set forth in the certificate of amendment to our Charter attached hereto as Appendix A.

REQUIRED VOTE

The affirmative vote of holders of at least seventy-five percent (75%) of shares of common stock issued and outstanding as of the record date is required to approve the Declassification Amendment Proposal. Abstentions and broker non-votes will have the effect of votes “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

(PROPOSAL NO. 6 ON YOUR PROXY CARD)

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

STOCK OWNERSHIP TABLE

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of the record date (except as otherwise indicated in the footnotes) by (i) each person (including any “group” of persons as that term is used in Section 13d-3 of the Exchange Act) we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each of our directors and director-nominees; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Except as otherwise indicated in the footnotes to the following table, we believe, based on the information provided to us, that the persons named in the following table have sole voting and investment power with respect to the shares they beneficially own, subject to applicable community property laws. Unless otherwise noted, the business address of each of the persons and entities that beneficially own 5% or more of the outstanding shares of common stock is c/o WisdomTree Investments, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119. We have based our calculation of the percentage of beneficial ownership on 146,519,365 shares of our common stock outstanding as of the record date, including shares of restricted stock issued to our employees and directors but not yet vested.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the record date upon the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder.

Beneficial Holder	Number	Percentage

Executive Officers

Bryan Edmiston(1)	71,117	*

Marci Frankenthaler(2)	111,932	0.1

R. Jarrett Lilien(3)	595,230	0.4

Alexis Marinof(4)	135,452	0.1

William Peck(5)	91,565	0.1

Jonathan Steinberg(6)	8,292,256	5.7

David Yates(7)	68,919	*

Peter M. Ziemba(8)	1,025,612	0.7

Former Executive Officer

Amit Muni(9)	596,812	0.4

Directors

Lynn S. Blake(10)	1,073	*

Anthony Bossone (11)	590,942	0.4

Smita Conjeevaram (12)	22,921	*

Susan Cosgrove (13)	60,781	*

Deborah A. Fuhr(14)	1,073	*

Win Neuger (15)	103,758	0.1

Frank Salerno (16)	264,228	0.2

Harold Singleton III (17)	6,932	*

All directors and executive officers as a group (16 persons)	11,443,791	7.8

Other 5% or Greater Stockholders

ETFS Capital Limited/Lion Point Capital, LP (18)	19,771,979	13.5

BlackRock, Inc. (19)	18,306,271	12.6

ArrowMark Colorado Holdings LLC (20)	15,723,871	10.8

The Vanguard Group, Inc. (21)	13,579,792	9.4

Michael Steinhardt(22)	8,969,441	6.1

Massachusetts Financial Services Company(23)	7,453,808	5.1
*	Less than 0.1%.
(1)	Includes 38,926 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Edmiston until they vest, but over which he exercises voting power.
(2)	Includes 71,639 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Frankenthaler until they vest, but over which she exercises voting power.
(3)	Includes 151,249 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Lilien until they vest, but over which he exercises voting power.
(4)	Includes 93,894 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Marinof until they vest, but over which he exercises voting power.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

(5)	Includes 61,413 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Peck until they vest, but over which he exercises voting power.
(6)

Includes (i) 798 shares of common stock owned by Mr. Steinberg’s spouse with whom he may be deemed to share voting and dispositive power; (ii) 16,889 shares of common stock held in a joint account with Mr. Steinberg’s spouse with whom he shares voting and dispositive power; and (iii) 372,004 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Steinberg until they vest, but over which he exercises voting power. Mr. Steinberg also serves as a director.

(7)	Includes 55,911 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Yates until they vest, but over which he exercises voting power.
(8)

Includes (i) 722,887 shares of common stock held in a joint account with Mr. Ziemba’s spouse with whom he shares voting and dispositive power and (ii) 102,725 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Ziemba until they vest, but over which he exercises voting power.

(9)

Mr. Muni resigned from his position as Chief Financial Officer on May 31, 2021. Accordingly, the information reported in the table is pursuant to the Company’s proxy statement filed with the SEC on April 30, 2021. 516,645 of the shares indicated in the table are held in a joint account with Mr. Muni’s spouse with whom he shares voting and dispositive power.

(10)	Represents 1,073 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Blake until they vest, but over which she exercises voting power.
(11)	Includes 15,625 shares of restricted stock that vest within 60 days of the record date and are not transferable by Mr. Bossone until they vest, but over which he exercises voting power.
(12)	Includes 15,625 shares of restricted stock that vest within 60 days of the record date and are not transferable by Ms. Conjeevaram until they vest, but over which she exercises voting power.
(13)	Includes 15,625 shares of restricted stock that vest within 60 days of the record date and are not transferable by Ms. Cosgrove until they vest, but over which she exercises voting power.
(14)	Represents 1,073 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Fuhr until they vest, but over which she exercises voting power.
(15)	Includes 15,625 shares of restricted stock that vest within 60 days of the record date and are not transferable by Mr. Neuger until they vest, but over which he exercises voting power.
(16)

Represents (i) 248,603 shares of common stock held in a joint account with Mr. Salerno’s spouse with whom he shares voting and dispositive power and (ii) 15,625 shares of restricted stock that vest within 60 days of the record date and are not transferable by Mr. Salerno until they vest, but over which he exercises voting power.

(17)	Represents 6,932 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Singleton until they vest, but over which he exercises voting power.
(18)

Information reported pursuant to a Schedule 13D/A filed with the SEC on May 6, 2022. 15,250,000 of the shares indicated in the table are directly owned by ETFS Capital. Graham Tuckwell, who is the controlling shareholder of ETFS Capital, may be deemed an indirect beneficial owner of the shares of common stock directly owned by ETFS Capital and shares voting and dispositive power over such shares. In addition to the shares indicated in the table, ETFS Capital directly owns, and Mr. Tuckwell indirectly beneficially owns, 14,750 shares of our Series A Non-Voting Convertible Preferred Stock, which are convertible into 14,750,000 shares of common stock at the holder’s option. The Certificate of Designations for the Series A Non-Voting Convertible Preferred Stock restricts ETFS Capital from converting such stock into common stock if the conversion would result in ETFS Capital owning more than 9.99% of our outstanding common stock. 4,521,979 of the shares indicated in the table are beneficially owned by Lion Point, in its capacity as the investment manager to a certain investment fund client, Lion Point Holdings GP, LLC, (“Lion Point Holdings”), as the general partner of Lion Point, and Didric Cederholm as the Member and a Manager of Lion Point Holdings, and they share voting and dispositive power over such shares. Each of ETFS Capital, Graham Tuckwell, Lion Point, Lion Point Holdings and Didric Cederholm (each a “Reporting Person” and collectively, the “Reporting Persons”) may be deemed to be a member of a “group” with the other Reporting Persons for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 19,771,979 shares of common stock owned in the aggregate by all of the Reporting Persons. Each Reporting Person disclaims beneficial ownership of the shares that he or it does not directly own and except to the extent of his or its pecuniary interest therein. The address of the principal office of ETFS Capital is Ordnance House, 31 Pier Road, St. Helier, Jersey JE2 4XW. The address of the principal office of Mr. Tuckwell is 43 Mary St., Hawthorn VIC 3122, Australia. The address of the principal office of each of Lion Point, Lion Point Holdings and Mr. Cederholm is 250 West 55th Street, 33rd Floor, New York, NY 10019.

(19)

Information reported pursuant to a Schedule 13G/A filed with the SEC on January 27, 2022. Blackrock, Inc. has filed as a parent holding company or control person on behalf of certain subsidiaries, none of which (except for BlackRock Fund Advisors) individually own 5% or more of our outstanding common stock. The business address of Blackrock is 55 East 52nd Street, New York, NY 10022.

(20)	Information reported pursuant to a Schedule 13G/A filed with the SEC on February 14, 2022. The business address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.
(21)

Information reported pursuant to a Schedule 13G/A filed with the SEC on February 10, 2022. The shares indicated in the table are beneficially owned by The Vanguard Group, Inc. in its capacity as investment adviser and are owned of record by its clients. Vanguard reports that it has no sole voting power and shares voting power with respect to 214,145 shares, and that it has sole dispositive power with respect to 13,267,920 shares and shares dispositive power with respect to 311,872 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(22)

Information reported pursuant to a Schedule 13G/A filed with the SEC on February 11, 2022. The shares indicated in the table include 1,914,590 shares of common stock held by The Judy and Michael Steinhardt Foundation for which Mr. Steinhardt serves as a co-trustee with Judy Steinhardt, with whom he shares voting and dispositive power, but over which he disclaims beneficial ownership. The business address of Mr. Steinhardt is 712 Fifth Avenue, 34th Floor, New York, NY 10019.

(23)

Information reported pursuant to a Schedule 13G filed with the SEC on February 2, 2022. The shares indicated in the table consist of shares beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. The business address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199.

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Certain Relationships and Related Transactions

Since January 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors or executive officers or holders of more than 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or material interest other than the transactions described below.

STOCKHOLDERS’ AGREEMENT

We are a party to an Amended and Restated Stockholder’s Agreement, dated December 21, 2006, between Michael Steinhardt, our former Chairman of the Board of Directors, and Jonathan Steinberg, our Chief Executive Officer. Under this agreement, Mr. Steinberg agreed to give Mr. Steinhardt a right-of-first refusal to purchase any shares he intends to sell if he were to sell any of his shares in a private transaction.

CONTRACTUAL GOLD PAYMENTS

On April 11, 2018, we completed the acquisition of the European exchange-traded commodity, currency and leveraged-and-inverse business (“European ETC Business”), by purchasing the entire issued share capital of a subsidiary of ETFS Capital into which ETFS Capital transferred the European ETC Business prior to completion of the acquisition. In connection with the acquisition, we assumed an obligation for fixed payments to ETFS Capital of physical gold bullion equating to 9,500 ounces of gold per year through March 31, 2058 and then subsequently reduced to 6,333 ounces of gold continuing into perpetuity (“Contractual Gold Payments”). Contractual Gold Payments expense was $17.1 million during the year ended December 31, 2021.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In accordance with its written charter, our Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of our Audit Committee is required for all related party transactions. The term “related person transaction” refers to any transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC, except that “related party transactions” do not include compensation or employment arrangements that we disclose in our proxy statement (or, if the related person is an executive officer, that we would disclose if such person were a named executive officer).

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Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Exchange Act.

FORWARD-LOOKING STATEMENTS

This proxy statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to management’s assumptions, expectations, projections, intentions and/or beliefs about future events or occurrences. These forward-looking statements are based on management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this proxy statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

WEBSITES

The information contained on the websites referenced in this proxy statement are not incorporated by reference into this proxy statement. Further, references to website URLs are intended to be inactive textual references only.

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Appendix A

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of WisdomTree Investments, Inc.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

WisdomTree Investments, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.    The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is four hundred two million (402,000,000) shares, of which four hundred million (400,000,000) shares will be a class designated as common stock, with a par value of one cent ($.01) per share (the “Common Stock”), and two million (2,000,000) shares shall be a class designated as undesignated shares of preferred stock, with a par value of one cent ($.01) per share (the “Undesignated Preferred Stock”).”

2.    Article V of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“ARTICLE V

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors;

(2) Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide;

(3) The number of Directors of the Corporation shall be fixed solely and exclusively by resolutions adopted from time to time by the Board of Directors. Until the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. Each Director elected at the 2022 annual meeting of stockholders shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders. Each Director elected at the 2023 annual meeting of stockholders shall be elected for a one-year term expiring at the 2024 Annual Meeting. At the 2024 Annual Meeting and each annual meeting of stockholders thereafter, all Directors shall be elected for a one-year term expiring at the next annual meeting of stockholders.

(4) In addition to the powers and authority expressly conferred upon them herein or by statute, the Directors hereby are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Directors which would have been valid if such Bylaws had not been adopted.

(5) Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed to fill a vacancy or newly created directorship shall hold office until the

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Appendix A

expiration of the term of office of the Director whom he or she has replaced and until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

(6) Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors; provided, however that (a) until the 2024 Annual Meeting, Directors may be removed only for cause and (b) from and after the 2024 Annual Meeting, Directors may be removed with or without cause. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.”

3.    The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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Appendix A

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of WisdomTree Investments, Inc. on this      day of [Month], 2022.

WISDOMTREE INVESTMENTS, INC.

By:
Name:
Title:

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Appendix B

WisdomTree Investments, Inc.

2022 Equity Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the WisdomTree Investments, Inc. 2022 Equity Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of WisdomTree Investments, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and/or its Affiliates.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means the termination of employment of a grantee of an Award by the Company for a reason defined by the Administrator as being for cause for purposes of this Plan. Notwithstanding the forgoing, if a grantee of an Award is a party to a written agreement embodying the material terms of the grantee’s employment by the Company or an Affiliate and “cause” has been defined thereunder, the definition of “cause” contained in such written agreement shall control.

“Change in Control Event” means, within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

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Appendix B

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Disability” means physical or mental impairment as determined under procedures established by the Administrator for purposes of the Plan. Notwithstanding the forgoing, if a grantee of an Award is a party to a written agreement embodying the material terms of the grantee’s employment by the Company or an Affiliate and “disability” has been defined thereunder, the definition of “disability” contained in such written agreement shall control.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company or any Affiliate on or after such age and/or service which may be designated by the Administrator as “retirement age” for any particular grantee of an Award. If no age is designated, it shall be 62.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Prior Plan” means the WisdomTree Investments, Inc. 2016 Equity Plan, as amended from time to time.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its

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Appendix B

ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an officer, employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Administration of Plan. The Plan shall be administered by the Administrator.

(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

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Appendix B

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)    subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

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Appendix B

(g)    Minimum Vesting Period. The vesting period for each equity-based Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, notwithstanding the foregoing, (i) up to five percent of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”) and (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, (x) in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in lieu of fully vested cash compensation and (y) nothing in this Section 2(g) shall limit the Administrator’s authority to provide for the accelerated vesting of Awards in the terms of an Award Certificate or as permitted in Section 2(b)(v) above.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for grant under the Plan shall be 16,000,000 shares less one share for every one share subject to an award granted under the Prior Plan after March 31, 2022. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) after March 31, 2022 shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after March 31, 2022, an award other than an option or stock appreciation right under the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 16,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plan.

(b)    Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3(a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.

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Appendix B

(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)    Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards. Notwithstanding the foregoing and except as may be otherwise provided in the relevant Award Certificate, the Administrator, in its discretion, (i) may determine to accelerate the vesting of all outstanding Awards with time-based vesting, conditions or restrictions immediately prior to, or during a specified period of time following, the effective time of a Sale Event or Change in Control Event or (ii) may determine to accelerate the vesting of all Awards with conditions and restrictions relating to the attainment of performance goals immediately prior to, or during a specified period of time following, the effective time of a Sale Event or Change in Control Event, or to the extent specified in the relevant Award Certificate.

(e)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director during such year shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision.

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SECTION 4. ELIGIBILITY

Grantees under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of a Stock Option other than an Incentive Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) Stock may not be purchased or sold by the holder of such Stock Option due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Option at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

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(ii)    Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in the optionee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)    Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with Section 409A.

(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event

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that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and only to the extent the Restricted Stock Award vests. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)    Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with

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a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)    Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying the grantee’s Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an

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award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a freestanding Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.

(b)    Restricted Stock Unit Dividend Equivalents. Notwithstanding anything to the contrary, (i) a Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right (to the extent accumulated during the vesting period) shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award and (ii) no Dividend Equivalent Rights shall be granted with respect to any Stock Options or Stock Appreciation Rights.

(c)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)    Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, the grantee’s Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer the grantee’s Awards (other than Incentive Stock Options) to the grantee’s immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)    Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax

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purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)    Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment.    For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated the grantee’s Service Relationship for purposes of the Plan.

(b)    For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)    a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall

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materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT    B-13

Appendix B

(d)    Stockholder Rights. Except as otherwise provided in this Plan or an Award Certificate, until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(e)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.

(f)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(g)    Clawback Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee shall be required to repay any such excess amount to the Company.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 22, 2022

DATE APPROVED BY STOCKHOLDERS:

B-14    WISDOMTREE INVESTMENTS, INC.  |  2022 PROXY STATEMENT

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION DATED MAY 27, 2022

WISDOMTREE INVESTMENTS, INC. ATTN: MARCI FRANKENTHALER CHIEF LEGAL OFFICER 250 WEST 34TH STREET, 3RD FLOOR NEW YORK, NY 10119

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Day of Meeting: www.virtualshareholdermeeting.com/WETF22

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees	For	Against	Abstain
1A Lynn S. Blake 1B Susan Cosgrove 1C Win Neuger		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	4	To vote on an advisory resolution to approve the compensation of the Company’s named executive officers.	For ☐	Against ☐	Abstain ☐
The Board of Directors recommends you vote FOR proposals 2 through 6.		For	Against	Abstain	5	To approve the Company’s 2022 Equity Plan.	☐	☐	☐

2	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐	6	To approve an amendment to Article V of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors.	☐	☐	☐

3	To approve an amendment to Article IV of the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized common stock from 250,000,000 shares to 400,000,000 shares and the corresponding increase in the total number of authorized shares of capital stock the Company may issue from 252,000,000 shares to 402,000,000 shares.	☐	☐	☐	NOTE: Transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

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WISDOMTREE INVESTMENTS, INC.

Annual Meeting of Stockholders

July 15, 2022 10:00 a.m., Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marci Frankenthaler and Peter M. Ziemba, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WISDOMTREE INVESTMENTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on July 15, 2022 as a live webcast www.virtualshareholdermeeting.com/WETF22, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein.

If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side